Exhibit 2.0

INTELLECTUAL PROPERTY INDIA
PATENTS | DESIGNS | TRADE MARKS
GEOGRAPHICAL INDICATIONS

सत्यमेव जयते

क्रम सं/SL No :044167236

पेटेंट कार्यालय,भारत सरकार | The Patent Office, Government Of India

पेटेंट प्रमाण पत्र | Patent Certificate

(पेटेंट नियमावली का नियम 74) | (Rule 74 of The Patents Rules)

पेटेंट सं. / Patent No.	:	474711
आवेदन सं. / Application No.	:	202141010191
फाइल करने की तारीख / Date of Filing	:	11/03/2021
पेटेंटी / Patentee	:	M/S. VAIGUNTH ENERTEK (P) LTD

प्रमाणित किया जाता है कि पेटेंटी को, उपरोक्त आवेदन में यथाप्रकटित *"POWER GENERATING DEVICE WITH A COMBINATION OF HYDROGEN GAS AND ORGANIC RANKINE CYCLE TURBINES FOR HEAVY DUTY VEHICLES"* नामक आविष्कार के लिए, पेटेंट अधिनियम, 1970 के उपबंधों के अनुसार आज तारीख मार्च 2021 के ग्यारहवें दिन से बीस वर्ष की अवधि के लिए पेटेंट अनुदत्त किया गया है।

It is hereby certified that a patent has been granted to the patentee for an invention entitled *"POWER GENERATING DEVICE WITH A COMBINATION OF HYDROGEN GAS AND ORGANIC RANKINE CYCLE TURBINES FOR HEAVY DUTY VEHICLES"* as disclosed in the above mentioned application for the term of 20 years from the 11th day of March 2021 in accordance with the provisions of the Patents Act,1970.

THE PATENT OFFICE
GOVT OF INDIA

अनुदान की तारीख :
Date of Grant : 29/11/2023

पेटेंट नियंत्रक
Controller of Patents

टिप्पणी - इस पेटेंट के नवीकरण के लिए फीस, यदि इसे बनाए रखा जाना है, मार्च 2023 के ग्यारहवें दिन को और उसके पश्चात प्रत्येक वर्ष मे उसी दिन देय होगी।

Note. - The fees for renewal of this patent, if it is to be maintained, will fall / has fallen due on 11th day of March 2023 and on the same day in every year thereafter.

INTELLECTUAL PROPERTY INDIA
एकस्व/PATENTS|अभिकल्प/DESIGNS|
व्यापार चिह्न/TRADE MARKS|भौगोलिक उपदर्शन/GEOGRAPHICAL INDICATIONS

सत्यमेव जयते

भारत सरकार
GOVERNMENT OF INDIA

एकस्व कार्यालय / THE PATENT OFFICE
बौद्धिक सम्पदा भवन / I.P.O. BUILDING
जी.एस.टी.रोड, गिंडी/ G.S.T.Road, Guindy,
चेन्नई/ Chennai- 600032
दूरभाष/ Tel. No.: (091)(044)22502081-84
फैक्स/ Fax: 044 22502066

Email/ई मेल : Chennai-patent@nic.in
वेबसाइट /Website: http://ipindia.nic.in

सं. \ No. 1699/CHE/2009

दिनांक \ Dated the 18/08/2017

सेवा मे, \ To :

Address of Service:- K & S Partners #4121/B,6th Cross,19A Main, HAL II Stage [Extension] Bangalore - 560038
Email Id:- ipo@knspartners.com

विषय :- पेटेंट आवेदन संख्या 1699/CHE/2009 के संबंध मे अधिनियम की धारा 43 के तहत पेटेंट अनुदान तथा पेटेंट रजिस्टर मे प्रविष्टि की सूचना
Sub :- Intimation of the grant and recordal of patent under section 43 of the Act in respect of patent application no. 1699/CHE/2009

महोदय/महोदया,
Sir/Madam,

आपको सूचित किया जाता है कि पेटेंट अधिनिय, 1970 की धारा 12 व 13 तथा उस आधार पर बने नियम के तहत उपर्युक्त पेटेंट आवेदन के परीक्षण [व 28/06/2017 को हुई सुनवाई] के उपरांत एतद्द्वारा पेटेंट अनुदान किया जाता है। तथा पेटेंट अनुदान की प्रविष्टि 18/08/2017 को पेटेंट रजिस्टर मे कर दी गयी है।

This is to Inform you that following the examination of above mentioned patent application under section 12 and 13 of The Patents Act, 1970 and Rules made thereunder [and hearing held on 28/06/2017] a patent is hereby granted and recorded in the Register of Patents on the 18/08/2017. The Patent Certificate is enclosed herewith.

पेटेंट संख्या \ Patent No	:	286409
आवेदक का नाम \ Name Of Applicant	:	VAIGUNTH ENER TEK (P) LTD
पेटेंट दिनांक \ Date of Patent	:	17/07/2009
पूर्विक्ता तिथि \ Priority Date	:	17/07/2009
परीक्षण हेतु अनुरोध दाखिल करने की तिथि \ Filling date of Request for examination	:	03/06/2010
शीर्षक \ Title	:	AN IMPROVED TURBINE AND METHOD THEREOF
दावों की संख्या \ Number of claims	:	11

उपर्युक्त पेटेंट के अनुदान का प्रकाशन अधिनियम की धारा 43 के तहत पेटेंट कार्यालय के आधिकारिक जर्नल मे किया जाएगा।
The grant of above mentioned patent will be published in the Official Journal of the patent Office under section 43 of the Act.

पेटेंट अधिनियम 1970 यथा संशोधित पेटेंट (संशोधन) नियम, 2005/ पेटेंट नियम, 2003 यथा संशोधित पेटेंट (संशोधन) नियम, 2016 की धारा 142 की उप-धारा (4) के प्रावधानों के तहत उपरोक्त प्रविष्टि की तिथि से 3 माह के भीतर इस कार्यालय मे नवीकरण शुल्क जमा किया जाना चाहिए।
The payment of renewal fee is required to be made at this office within three(3) months from the aforesaid date of recording according to the proviso in sub-section(4) of Section 142 of The Patents Act,1970, as amended by The Patents (Amendment) Act, 2005 / The Patents Rules, 2003 as amended by The Patents (Amendment) Rules, 2016.

O PRASAD RAO

(नियंत्रक पेटेंट)
Controller of Patents

टिप्पणी / Note :

1. संशोधित नवीकरण शुल्क हेतु कृपया महानियंत्रक पेटेंट, अभिकल्प एवं व्यापार चिह्न की आधिकारिक वैबसाइट www.ipindia.gov.in पर उपलब्ध पेटेंट (संशोधन) नियम 2016 की प्रथम अनुसूची (शुल्क) देखें।
For revised renewal fees kindly refer to the First Schedule (fees) of The Patents (Amendment) Rules 2016 available on the official website of Controller General of Patents, Designs and Trade Marks www.ipindia.gov.in
2. कार्यालय द्वारा पेटेंट प्रमाणपत्र की कोई भी कागजी प्रति अलग से जारी नहीं की जाएगी।
No hard copy of Patent Certificate shall be issued separately by the office.

INTELLECTUAL PROPERTY INDIA
PATENTS | DESIGNS | TRADE MARKS
GEOGRAPHICAL INDICATIONS

सत्यमेव जयते

क्रमांक : 044101844
SL No :

भारत सरकार
GOVERNMENT OF INDIA
पेटेंट कार्यालय
THE PATENT OFFICE
पेटेंट प्रमाणपत्र
PATENT CERTIFICATE
(Rule 74 Of The Patents Rules)

पेटेंट सं. / Patent No.	:	286409
आवेदन सं. / Application No.	:	1699/CHE/2009
फाइल करने की तारीख / Date of Filing	:	17/07/2009
पेटेंटी / Patentee	:	VAIGUNTH ENER TEK (P) LTD

प्रमाणित किया जाता है कि पेटेंटी को उपरोक्त आवेदन में यथाप्रकटित AN IMPROVED TURBINE AND METHOD THEREOF नामक आविष्कार के लिए, पेटेंट अधिनियम, १९७० के उपबंधों के अनुसार आज तारीख 17th day of July 2009 से बीस वर्ष की अवधि के लिए पेटेंट अनुदत्त किया गया है।

It is hereby certified that a patent has been granted to the patentee for an invention entitled AN IMPROVED TURBINE AND METHOD THEREOF as disclosed in the above mentioned application for the term of 20 years from the 17th day of July 2009 in accordance with the provisions of the Patents Act,1970.

एकस्व कार्यालय THE PATENT OFFICE GOVT.OF INDIA भारत सरकार

अनुदान की तारीख : 18/08/2017
Date of Grant :

पेटेंट नियंत्रक
Controller of Patent

टिप्पणी - इस पेटेंट के नवीकरण के लिए फीस, यदि इसे बनाए रखा जाना है, **17th day of July 2011**को और उसके पश्चात प्रत्येक वर्ष मे उसी दिन देय होगी।

Note. - The fees for renewal of this patent, if it is to be maintained will fall / has fallen due on **17th day of July 2011** and on the same day in every year thereafter.

INTELLECTUAL PROPERTY **INDIA**
PATENTS | DESIGNS | TRADE MARKS
GEOGRAPHICAL INDICATIONS

सत्यमेव जयते

क्रमांक : 044153437
SL No :

भारत सरकार
GOVERNMENT OF INDIA
पेटेंट कार्यालय
THE PATENT OFFICE
पेटेंट प्रमाणपत्र
PATENT CERTIFICATE
(Rule 74 of The Patents Rules)

पेटेंट सं. / Patent No.	:	431511
आवेदन सं. / Application No.	:	201841024445
फाइल करने की तारीख / Date of Filing	:	30/06/2018
पेटेंटी / Patentee	:	MANOHARAN SUNDARALINGAM

प्रमाणित किया जाता है कि पेटेंटी को, उपरोक्त आवेदन में यथाप्रकटित THE MUNICIPAL SOLID WASTE GASIFIER UNIT BASED ON HYDROGEN-OXYGEN COMBUSTOR BURNER" नामक आविष्कार के लिए, पेटेंट अधिनियम, 1970 के उपबंधों के अनुसार आज तारीख जून 2018 के तीसवें दिन से बीस वर्ष की अवधि के लिए पेटेंट अनुदत्त किया गया है।

It is hereby certified that a patent has been granted to the patentee for an invention entitled THE MUNICIPAL SOLID WASTE GASIFIER UNIT BASED ON HYDROGEN-OXYGEN COMBUSTOR BURNER" as disclosed in the above mentioned application for the term of 20 years from the 30th day of June 2018 in accordance with the provisions of the Patents Act,1970.

पेटेंट कार्यालय THE PATENT OFFICE GOVT.OF INDIA भारत सरकार

अनुदान की तारीख :
Date of Grant : 11/05/2023

पेटेंट नियंत्रक
Controller of Patent

टिप्पणी - इस पेटेंट के नवीकरण के लिए फीस, यदि इसे बनाए रखा जाना है, जून 2020 के तीसवें दिन को और उसके पश्चात प्रत्येक वर्ष मे उसी दिन देय होगी।

Note. - The fees for renewal of this patent, if it is to be maintained will fall / has fallen due on 30th day of June 2020 and on the same day in every year thereafter.

INTELLECTUAL PROPERTY INDIA
PATENTS | DESIGNS | TRADE MARKS
GEOGRAPHICAL INDICATIONS

सत्यमेव जयते

क्रम सं/SL No :044162904

पेटेंट कार्यालय,भारत सरकार | The Patent Office, Government Of India

पेटेंट प्रमाण पत्र | Patent Certificate

(पेटेंट नियमावली का नियम 74) | (Rule 74 of The Patents Rules)

पेटेंट सं. / Patent No. : 460207

आवेदन सं. / Application No. : 201841049135

फाइल करने की तारीख / Date of Filing : 26/12/2018

पेटेंटी / Patentee : MANOHARAN SUNDARALINGAM

प्रमाणित किया जाता है कि पेटेंटी को, उपरोक्त आवेदन में यथाप्रकटित *IMPROVED METHANOL PRODUCTION FROM MUNICIPALITY SOLID WASTE USING HYDROGEN OXYGEN COMBUSTOR BURNER* नामक आविष्कार के लिए, पेटेंट अधिनियम, 1970 के उपबंधों के अनुसार आज तारीख दिसम्बर 2018 के छब्बीसवें दिन से बीस वर्ष की अवधि के लिए पेटेंट अनुदत्त किया गया है।

It is hereby certified that a patent has been granted to the patentee for an invention entitled *IMPROVED METHANOL PRODUCTION FROM MUNICIPALITY SOLID WASTE USING HYDROGEN OXYGEN COMBUSTOR BURNER* as disclosed in the above mentioned application for the term of 20 years from the 26th day of December 2018 in accordance with the provisions of the Patents Act,1970.

अनुदान की तारीख : 18/10/2023
Date of Grant :

पेटेंट नियंत्रक
Controller of Patents

टिप्पणी - इस पेटेंट के नवीकरण के लिए फीस, यदि इसे बनाए रखा जाना है, दिसम्बर 2020 के छब्बीसवें दिन को और उसके पश्चात प्रत्येक वर्ष मे उसी दिन देय होगी।

Note. - The fees for renewal of this patent, if it is to be maintained, will fall / has fallen due on 26th day of December 2020 and on the same day in every year thereafter.

This **Patent Assignment Agreement** dated Thursday, November 23, 2023 ("**Effective Date**"), is entered into by and between **Vaigunth Ener Tek (Pvt) Limited**, a company established under the laws of India whose office address is at C1/20, Snow Housing, Pallikaranai, Chennai, Tamil Nadu, India-600 100 ("**Assignor**" which expression shall where the context admits include its successors-in-title and assigns) and **SRE POWER, INC.**, a company established under the laws of the state of Texas, USA ("**Assignee**" which expression shall where the context admits include its successors-in-title and assigns). Assignor on the one hand, and Assignee on the other hand, are sometimes referred to herein as a "**Party**" and collectively as the "**Parties**" to this Agreement.

WHEREAS:

i. The Assignor has the right to assign the Assigned Patents as defined herein and the Assignee desires to acquire an ownership interest in all patents, including without limitation inventions, utility models and design patents and registrations and applications assigned by Assignor to Assignee which are the subject of this Agreement and are more particularly described, without prejudice to the generality of the foregoing, in Schedule 1 of this Agreement ("**Assigned Patents**").

ii. The Parties agree to the assignment of Assigned Patents according to this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, Assignor and Assignee agree as follows:

Section 1. Assignment

1.1 Assignor shall give rights to use the Patented IP to Assignee all of Assignor's rights, title, and interests in all patent ownership that the Assignor may have throughout the world in and to the Assigned Patents as of the Effective Date. Upon Assignee's written request, After listing public company

VAIGUNTH ENER TEK (P) LTD. CHENNAI 600 100

Assignor shall execute all documents and instruments, and so all lawful acts, in each case as may be reasonably necessary to perfect Assignee's rights, title, and interest in and to the Assigned Patents.

1.2 Assignee shall be responsible for all actions and all costs arising after the Effective Date and associated with the continued prosecution and maintenance and enforcement of the Assigned Patents, and Assignor shall have no obligation to pay any maintenance fees which become due for the Assigned Patents after the Effective Date PROVIDED ALWAYS that nothing herein shall make the Assignee responsible for any costs that had arisen and become payable on the Assigned Patents on or before the Effective Date which costs shall be the responsibility of the Assignor.

1.3 If the validity of the Assigned Patents is challenged on any point upon which the Assignor has or can procure information or advice which may assist in meeting and defeating or reducing the effectiveness of such challenge, the Assignor undertakes to supply or procure such information or advice without unreasonable delay.

1.4 The Assignor shall keep and maintain ownership of all IP , other property, Existing ENERTEK business, operating premises, or fixed assets currently owned by the Assignor, with the Assignee only having rights to use the existing patents and associated technologies.

1.5 Mr Manoharan Sundaralingam, a current shareholder of the Assignor agrees to continue assisting and working with the Assignee to jointly develop all technologies relevant to the existing patents only after listing in Public Company. The Parties agree to negotiate a separate agreement for possible investment into state-of-the-art research and development facilities as an improvement to the Assignor's current operating facilities.

VAIGUNTH ENER TEK (P) LTD. CHENNAI 600 106

1.6 Assignor shall have the right to continue pursuing any existing business using the technologies derived from the assigned patents with listed company in Scheduled 2.

1.7 A list of existing customers currently engaged by the Assignor are shown in Schedule 2, There is no restriction to Assignor doing business with listed company using its Patented IP.

Section 2. Payment and Consideration

2.1 The good, valuable, and sufficient consideration for the assignments and other rights granted to the Assignee under this Agreement consists of substantial benefits derived by the Assignor from the Assignment including but not limited to the following:

2.1.1 Upon the Assignee achieving a reverse takeover of a publicly company whose shares trade on NASDAQ or similar stock exchange, the Assignor shall be entitled to [redacted] percent of all the shares received by the Assignee in the acquired public company provided always and it is hereby agreed that the failure of the Assignee for any reason to achieve such a reverse takeover or public listing shall not be a breach of this contract by Assignee and shall not entitle the Assignor to assert any claims of insufficiency of consideration or otherwise against the Assignee. If the Assignee is not able to publicly list the company 6 months after the date of signing this Agreement, the Agreement will become void.

2.1.2 Assignee will pay Assignor any agreed expenses for document preparation, design involvement, consultation, traveling or any worker involvement in IP related work.

Section 3. Term

3.1 This Agreement shall become effective as of the Effective Date and shall continue until the expiration of the Assigned Patents or the expiration of 10 (Ten) years from the Effective Date, whichever expiration occurs first.

3.2 This Agreement shall be renegotiated if the Assignee for any reason fails to achieve a reverse takeover or public listing after a period of 6 months from the Effective Date.

Section 4. Non-compete Covenant

4.1 For the Term of this Agreement, the Assignor shall not (Except with the Listed Company), directly, or indirectly, through any other person, firm, corporation, or other entity (whether as an officer, director, employee, partner, consultant, holder of equity or debt inventory or in any other capacity or manner) do any of the following.

4.1.1 develop, sell, market, offer to sell products and services anywhere in the world that have the same or similar technological approach or technology platform, or the same mechanism of action as is included in or covered by the Assigned Patents.

4.2 Assignor acknowledges that the foregoing geographic, time and activity limitations are reasonable and properly required to secure the assignment of the Assigned Property to the Assignee. If any such limitation is deemed to be unreasonable by a court of law or other dispute-resolution tribunal having jurisdiction over the Parties and this Agreement, Assignor shall submit to the maximum limitation that the court or tribunal shall deem reasonable. If the Assignor is in violation of any of the limitations, then the time limitation shall be extended for a period equivalent to the pendency of the proceedings, including appeals.

4.3 Assignee will share details of the investment partner who they intend conducting the listing transaction with, after signing this Agreement.

4.4 The Assignor is the only company who do the Key Component Manufacturer of Listed IP Product in Seduced 1.

Section 5. Breach of Contract

If either Party shall breach its obligations herein, such Party shall be responsible to the other Party for all direct losses or damages caused by such breach but not for

VAIGUNTH ENER TEK (P) LTD. CHENNAI 600 106

special, indirect, incidental, punitive, or consequential losses or damages, including without limitation loss of profits or goodwill. The Parties agree that in addition to the said permitted monetary damages, the non-breaching Party shall be entitled to such other non-monetary relief as may be appropriate to the circumstances including without limitation injunctive relief.

Section 6. Dispute Resolution

6.1 The Parties shall cooperate in good faith and use reasonable efforts to informally resolve any disputes, controversy, or claim ("**Dispute**") arising out of or relating to this Agreement, or the interpretation, breach, termination, or validity thereof.

6.2 If the Parties are unable to resolve a Dispute in accordance with the preceding subsection within thirty (30) days of either Party notifying the other of the Dispute, then the either Party may refer the matter to arbitration by and under the rules of the London Court of International Arbitration. The venue of the arbitration shall be London or such other venue as the Parties shall agree to in writing. There shall be three of the arbitrators, each Party choosing one arbitrator and the two arbitrators thus chosen will choose a third who will act as the chairman of the arbitration panel. Each Party shall bear its own costs, including without limitation its lawyers' fees, for the arbitration.

Section 7. Miscellaneous

7.1 Nothing in this Agreement, express or implied, is intended to confer any rights or remedies hereunder on any Person other than Assignee or Assignor and their respective successors and permitted assigns.

7.2 This Agreement has been jointly and equally prepared by the Parties and shall not be construed against any Party on the ground that it was prepared exclusively by that Party.

7.3 If any provision of this Agreement or the application of any such provision to any person, Party or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or

VAIGUNTH ENER TEK (P) LTD. CHENNAI 600 100

unenforceability will not affect any other provision of this Agreement and this Agreement will remain in full force and effect and will be effectuated as if such illegal, invalid or unenforceable provision were not a part thereof.

7.4 This Agreement shall be construed in accordance with the laws of England and Wales.

SCHEDULE 1

ASSIGNED PATENTS

Patent Title	Patent Application No.	Patent Status	Patent No.	Product Status
Improve Turbine for ORC and Steam Turbine application	1699/CHE/2009	Granted	286049	Manufacturing Started since 2016
High Temperature Hydroxy Gasification for MSW	201841024445	Granted	431511	Manufacturing Started since 2017
Improve Methanol Production of MSW Syngas Cracking method	201841049135	Granted	460207	Manufacturing Started since 2018
Cyclonic effect Hydrogen generator	201841004547	Second Examination review completed		Manufacturing Started since 2019
Combine cycle of Hydrogen engine	202141010191	First Examination review completed		Prototype testing stage

SCHEDULE 2

ASSIGNOR CURRENT PROJECTS RELATED TO PATENT IP

CUSTOMER	LOCATION	Project Status	Project Details	Agreement
HOMEY HYDROGEN	INDIA	Project Active	Hydrogen Generator	Made
ACME Power	INDIA	Project Active	Hydrogen Generator	Made
Engineer India Ltd	INDIA	Project Active	Waste Bio mass	
Ashok Leyland	INDIA	Project Active	Hydrogen Engine	Made
TATA	INDIA	-	Hydrogen generator and Hydrogen Engine	
Mahindra	INDIA		Hydrogen generator and Hydrogen Engine	
SPAC KANYO ENERTEK (Group)	INDIA	Project Active	Bio Waste to Methanol, ORC , Hydrogen Energy	Made
Aspiration Clean teach Venture LTD	IDIA	Project Active	Bio Waste to Methanol, ORC , Hydrogen Energy	Made
Turbo Energy Ltd	INDIA	Project Active	ORC and Bio Gasification	
MULK ENERGY (Group)	UAE and USA, Europe	Project Active	Methanol plant, ORC and Hydrogen Generator	Made
D TEACH	MALAYSIA	Project Active	Bio waste to Methanol	Made
CHEMTED	USA	Project Active	Biomass and ORC 3MW	Made
UNI B SOLUTION	USA	Project Active	Bio Waste to Methanol	Made
LOCKUS ENERGY	UK	Project Active	Hydrogen Production pilot	Made

VAIGUNTH ENER TEK (P) LTD. CHENNAI 600 106

			unit, ORC and Bio Waste to Methanol	
Al Owais (Group)	UAE	Project Active		Made
INDIAN GOVT. UNITS: NLC, IIT, DRDO ,IOCL AND ISRO	INDIA		Coal to Methanol, ORC and Hydrogen generator	Made with NLC

SIGNATURES

Vaigunth Ener Tek (Pvt) Limited – "ASSIGNOR"

By: ___________

Name: Manoharan Sundaralingam

Title: MD

Date: 23-11-2023

SRE POWER, INC. – "ASSIGNEE"

By: __________

Name: K. Reginald Fubara

Title: CEO

This **Patent Assignment Agreement** dated Friday, May 17, 2024 ("**Effective Date**"), is entered into by and between **Vaigunth Ener Tek (Pvt) Limited**, a company established under the laws of India whose office address is at C1/20, Snow Housing, Pallikaranai, Chennai, Tamil Nadu, India-600 100 ("**Assignor**" which expression shall where the context admits include its successors-in-title and assigns) and **SRE POWER, INC.**, a company established under the laws of the state of Texas, USA under company number 802420492, with office address as 6464 Savoy Drive, Suite 680, Houston Tx 77036, USA ("**Assignee**" which expression shall where the context admits include its successors-in-title and assigns). Assignor on the one hand, and Assignee on the other hand, are sometimes referred to herein as a "**Party**" and collectively as the "**Parties**" to this Agreement.

WHEREAS:

i. The Assignor has the right to assign the Assigned Patents as defined herein and the Assignee desires to acquire an ownership interest in all patents, including without limitation inventions, utility models and design patents and registrations and applications assigned by Assignor to Assignee which are the subject of this Agreement and are more particularly described, without prejudice to the generality of the foregoing, in Schedule 1 of this Agreement ("**Assigned Patents**").

ii. The Parties agree to the assignment of Assigned Patents according to this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, Assignor and Assignee agree as follows:

Section 1. Assignment

1.1 Assignor shall give rights to use the Patented IP to Assignee all of Assignor's rights, title, and interests in all patent ownership that the Assignor may have throughout the world in and to the Assigned Patents as of the Effective Date. Upon Assignee's written request, after listing public company

VAIGUNTH ENER TEK (P) LTD. CHENNAI 600 100

Assignor shall execute all documents and instruments, and so all lawful acts, in each case as may be reasonably necessary to perfect Assignee's rights, title, and interest in and to the Assigned Patents.

1.2 Assignee shall be responsible for all actions and all costs arising after the Effective Date and associated with the continued prosecution and maintenance and enforcement of the Assigned Patents, and Assignor shall have no obligation to pay any maintenance fees which become due for the Assigned Patents after the Effective Date PROVIDED ALWAYS that nothing herein shall make the Assignee responsible for any costs that had arisen and become payable on the Assigned Patents on or before the Effective Date which costs shall be the responsibility of the Assignor.

1.3 Assignee shall have the sole discretion and responsibility to apply for patents related to the technology covered by the patents in other countries globally. Assignee agrees to diligently pursue patent applications in countries outside of India, where it deems necessary for the protection and exploitation of the technology covered by the patents. Assignee agrees to notify Assignor promptly upon the filing of any patent applications in other countries pertaining to the technology covered by the patents. Furthermore, Assignee agrees to keep Assignor informed of any developments or actions related to these patent applications, including but not limited to, office actions, responses, grants, or rejections.

1.4 If the validity of the Assigned Patents is challenged on any point upon which the Assignor has or can procure information or advice which may assist in meeting and defeating or reducing the effectiveness of such challenge, the Assignor undertakes to supply or procure such information or advice without unreasonable delay.

1.5 The Assignor shall keep and maintain ownership of all IP its existing property, ENERTEK business, operating premises, or fixed assets currently

VAIGUNTH ENERTEK (P) LTD. CHENNAI 600 108

owned by the Assignor, with the Assignee only having rights to use the existing patents and associated technologies.

1.6 Mr Manoharan Sundaralingam, a current shareholder of the Assignor agrees to continue assisting and working with the Assignee to jointly develop all technologies relevant to the existing patents only after listing in Public Company. The Parties agree to negotiate a separate agreement for possible investment into state-of-the-art research and development facilities as an improvement to the Assignor's current operating facilities.

1.7 Assignor shall have the right to continue pursuing any existing business using the technologies derived from the assigned patents with the listed companies in Scheduled 2, with express exception of the hydrogen gas combined with ORC heavy-duty vehicle engine technology shown in Scheduled 3, which shall be exclusively developed with the Assignee.

1.8 A list of existing customers currently engaged by the Assignor are shown in Schedule 2, There is no restriction to Assignor doing business with listed company using its Patented IP.

Section 2. Payment and Consideration

2.1 The good, valuable, and sufficient consideration for the assignments and other rights granted to the Assignee under this Agreement consists of substantial benefits derived by the Assignor from the Assignment including but not limited to the following:

2.1.1 Upon the Assignee achieving a reverse takeover of a publicly traded company whose shares trade on the OTC Markets or similar stock exchange, the Assignor shall be entitled to FIVE (5) percent of all the shares received by the Assignee in the acquired public company provided always and it is hereby agreed that the failure of the Assignee for any reason to achieve such a reverse takeover or public listing shall not be a breach of this contract by Assignee and shall not entitle the Assignor to assert any claims of insufficiency of consideration or otherwise against the Assignee. If the

VAIGUNTH ENERTEK (P) LTD. CHENNAI 600 106

Assignee is not able to publicly list the company 6 months after the date of signing this Agreement, the Agreement will be renegotiated.

2.1.2 Assignee will pay Assignor any agreed expenses for document preparation, design involvement, consultation, traveling or any worker involvement in IP related work.

Section 3. Term

3.1 This Agreement shall become effective as of the Effective Date and shall continue until the expiration of the Assigned Patents or the expiration of 30 (Thirty) years from the Effective Date, whichever expiration occurs first.

3.2 This Agreement shall be renegotiated if the Assignee for any reason fails to achieve a reverse takeover or public listing after a period of 6 months from the Effective Date.

Section 4. Non-compete Covenant

4.1 For the Term of this Agreement, the Assignor shall not (Except with the Listed Company), directly, or indirectly, through any other person, firm, corporation, or other entity (whether as an officer, director, employee, partner, consultant, holder of equity or debt inventory or in any other capacity or manner) do any of the following.

4.1.1 develop, sell, market, offer to sell products and services anywhere in the world that have the same or similar technological approach or technology platform, or the same mechanism of action as is included in or covered by the Assigned Patents.

4.2 Assignor acknowledges that the foregoing geographic, time and activity limitations are reasonable and properly required to secure the assignment of the Assigned Property to the Assignee. If any such limitation is deemed to be unreasonable by a court of law or other dispute-resolution tribunal having jurisdiction over the Parties and this Agreement, Assignor shall submit to the maximum limitation that the court or tribunal shall deem reasonable. If the

VAIGUNTH ENERTEK (P) LTD. CHENNAI 600 100

Assignor is in violation of any of the limitations, then the time limitation shall be extended for a period equivalent to the pendency of the proceedings, including appeals.

4.3 Assignee will share details of the investment partners who they intend conducting the listing transaction with.

4.4 The engine key components and its master control unit to be manufacture by Assignor manufacturing facility in India with joint venture of Assignee. Assignee shall work with the Assignor to choose the right location of the engine key components and master control unit manufacturing and other critical matters related to the manufacturing/assembly process of the hydrogen engine unit.

Section 5. Breach of Contract

If either Party shall breach its obligations herein, such Party shall be responsible to the other Party for all direct losses or damages caused by such breach but not for special, indirect, incidental, punitive, or consequential losses or damages, including without limitation loss of profits or goodwill. The Parties agree that in addition to the said permitted monetary damages, the non-breaching Party shall be entitled to such other non-monetary relief as may be appropriate to the circumstances including without limitation injunctive relief.

Section 6. Dispute Resolution

6.1 The Parties shall cooperate in good faith and use reasonable efforts to informally resolve any disputes, controversy, or claim ("**Dispute**") arising out of or relating to this Agreement, or the interpretation, breach, termination, or validity thereof.

6.2 If the Parties are unable to resolve a Dispute in accordance with the preceding subsection within thirty (30) days of either Party notifying the other of the Dispute, then the either Party may refer the matter to arbitration by and under the rules of the London Court of International Arbitration. The venue of the arbitration shall be London or such other venue as the Parties shall agree to in writing. There shall be three of the arbitrators, each Party choosing one arbitrator and the two arbitrators thus chosen will choose a third who will act as the

VAIGUNTH ENERTEK (P) LTD. CHENNAI 600 100

chairman of the arbitration panel. Each Party shall bear its own costs, including without limitation its lawyers' fees, for the arbitration.

Section 7. Miscellaneous

7.1 Nothing in this Agreement, express or implied, is intended to confer any rights or remedies hereunder on any Person other than Assignee or Assignor and their respective successors and permitted assigns.

7.2 This Agreement has been jointly and equally prepared by the Parties and shall not be construed against any Party on the ground that it was prepared exclusively by that Party.

7.3 If any provision of this Agreement or the application of any such provision to any person, Party or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement and this Agreement will remain in full force and effect and will be effectuated as if such illegal, invalid or unenforceable provision were not a part thereof.

7.4 This Agreement shall be construed in accordance with the laws of England and Wales.

Section 8. Communications

All communication and notices between the Parties shall be valid when made by email, registered post or courier. Communications should be addressed as follows:

To Licensor: **Vaigunth Ener Tek (P) Limited**,

Corporate Identification Number (CIN) is

U29309TN1997PTC039683

C1/20, Snow Housing, Pallikaranai, Chennai, Tamil Nadu,

VAIGUNTH ENER TEK (P) LTD. CHENNAI 600 100

SRE POWER VAIGUNTH ENERTEK

India-600 100

Email: manohar@v-enertek.com

To Licensee: **SRE Power, Inc**.

6464 Savoy Drive, Suite 680, Houston Tx,77036, USA

Email: reginald@srepower.com and reginald@hyorc.com

SCHEDULE 1

ASSIGNED PATENTS

Patent Title	Patent Application No.	Patent Status	Patent No.	Product Status
Improve Turbine for ORC and Steam Turbine application	1699/CHE/2009	Granted	286049	Manufacturing Started since 2016
High Temperature Hydroxy Gasification for MSW	201841024445	Granted	431511	Manufacturing Started since 2017
Improve Methanol Production of MSW Syngas Cracking method	201841049135	Granted	460207	Manufacturing Started since 2018
Cyclonic effect Hydrogen generator	201841004547	Second Examination review completed		Manufacturing Started since 2019
Power generating device with a combination of hydrogen gas and organic rankine cycle turbines for	202141010191	Granted	474711	Pilot development stage

VAIGUNTH ENERTEK (P) LTD. CHENNAI 600 100

heavy-duty vehicles.				

SCHEDULE 2

ASSIGNOR CURRENT PROJECTS RELATED TO PATENT IP

CUSTOMER	LOCATION	Project Status	Project Details	Agreement
Engineer India Ltd	INDIA	Project Active	Waste Biomass	
SPAC KANYO ENERTEK (Group)	INDIA	Project Active	Bio Waste to Methanol, ORC	Made
Aspiration Clean teach Venture LTD	IDIA	Project Active	Bio Waste to Methanol, ORC, Hydrogen production	Made
Turbo Energy Ltd	INDIA	Project Active	ORC and Bio Gasification	
MULK ENERGY (Group)	UAE and USA, Europe	Project Active	Methanol plant, ORC and Hydrogen production	Made
D TEACH	MALAYSIA	Project Active	Bio waste to Methanol	Made
CHEMTED	USA	Project Active	Biomass and ORC 3MW	Made
UNI B SOLUTION	USA	Project Active	Bio Waste to Methanol	Made
LOCKUS ENERGY	UK	Project Active	Hydrogen Production pilot unit, ORC and Bio Waste to Methanol	Made
Al Owais (Group)	UAE	Project Active	ORC and Waste to energy	Made
INDIAN GOVT. UNITS: NLC, IIT, DRDO ,IOCL AND	INDIA		Coal to Methanol, ORC and Hydrogen production	Made with NLC

VAIGUNTH ENERTEK (P) LTD. CHENNAI 600 100

ISRO				

SCHEDULE 3:

Patent certificate for power generating device with a combination of hydrogen has and organic rankine cycle turbines for heavy-duty vehicles.



INTELLECTUAL PROPERTY INDIA

क्रम सं/SL No :044167236

पेटेंट कार्यालय,भारत सरकार The Patent Office, Government Of India

पेटेंट प्रमाण पत्र | Patent Certificate

(पेटेंट नियमावली का नियम 74) | (Rule 74 of The Patents Rules)

पेटेंट सं. / Patent No.	:	474711
आवेदन सं. / Application No.	:	202141010191
फाइल करने की तारीख / Date of Filing	:	11/03/2021
पेटेंटी / Patentee	:	M/S. VAIGUNTH ENERTEK (P) LTD

प्रमाणित किया जाता है कि पेटेंटी को, उपरोक्त आवेदन में यथाप्रकटित *"POWER GENERATING DEVICE WITH A COMBINATION OF HYDROGEN GAS AND ORGANIC RANKINE CYCLE TURBINES FOR HEAVY DUTY VEHICLES"* नामक आविष्कार के लिए, पेटेंट अधिनियम, 1970 के उपबंधों के अनुसार आज तारीख मार्च 2021 के ग्यारहवें दिन से बीस वर्ष की अवधि के लिए पेटेंट अनुदत्त किया गया है।

It is hereby certified that a patent has been granted to the patentee for an invention entitled *"POWER GENERATING DEVICE WITH A COMBINATION OF HYDROGEN GAS AND ORGANIC RANKINE CYCLE TURBINES FOR HEAVY DUTY VEHICLES"* as disclosed in the above mentioned application for the term of 20 years from the 11th day of March 2021 in accordance with the provisions of the Patents Act,1970.

अनुदान की तारीख / Date of Grant : 29/11/2023

Controller of Patents

टिप्पणी - [illegible]

Note. - The fees for renewal of this patent, if it is to be maintained, will fall / has fallen due on 11th day of March 2023 and on the same day in every year thereafter.

VAIGUNTH ENERTEK (P) LTD. CHENNAI 600 100

SRE POWER VAIGUNTH ENERTEK

This Agreement may be signed by electronic signature (in whatever form the electronic signature takes) and this method of signature shall be conclusive of a Party's intention to be bound by this Agreement as if signed by that Party's manuscript signature.

SIGNATURES

Vaigunth Ener Tek (Pvt) Limited – "ASSIGNOR"

By:

Name: Manoharan Sundaralingam

Title: MD

Date: 17-05-2024

SRE POWER, INC. – "ASSIGNEE"

By: ____________________

Name: K. Reginald Fubara

Title: CEO

Patent Title	Patent Application No	Patent Status	Patent No	Product Status
Improved Turbine for ORC and Steam Cycle Applications	1699/CHE/2009	Granted India	286409	Manufacturing Sta. 12% higher efficiency vs industry avg. TRL-9 since 2016.
High Temperature Hydroxy Gasification for Waste. 1 TPD RDF = 1 TPD Syngas	201841024445	Granted India Under review US, EU	431511	90% yield from municipal waste. TRL-9 since 2017
Improved Methanol Production from Syngas Cracking. 30% lower capex for green methanol	201841049135	Granted India	460207	TRL-9 since 2018
Cyclonic effect Hydrogen generator. 40% energy reduction	201841004547	Granted India	-	TRL-9 since 2019
Combined cycle Hydrogen engine with external combustion and ORC turbine.	202141010191	Granted India	474711	TRL-7
Vertical Pulse Gas Combustor	202541031255	Under review India US EU	PCT/IB2025/057744	TRL-7

FORM 2

COMPLETE SPECIFICATION

(Under Section 10 and rule 13)

"VERTICAL PULSE GAS COMBUSTOR"

APPLICANT

NAME	NATIONALITY	ADDRESS
HYORC CORPORATION	USA	1621 CENTRAL AVENUE, CHEYENNE, WYOMING, 82001, USA

INVENTOR

NAME	NATIONALITY	ADDRESS
Mr. MANOHARAN SUNDARALINGAM	INDIA	NO 20 RAJESH NAGAR MAIN ROAD NARAYANAPURAM, PALLIKARANAI, CHENNAI, TAMILNADU, INDIA - 600100

The following specification particularly describes the invention and the manner by which it is to be performed,

FIELD OF INVENTION

[0001] The present invention relates to a combustor. Particularly, the present invention relates to a vertical pulse gas combustor which allows to convert the thrust force to mechanical energy, thereby improving the thermal efficiency of the combustor.

BACKGROUND OF INVENTION

[0002] Combustion is the most important thermal-conversion process for the energy production. Currently, combustion of fuels provides more than 90% of the world's primary energy demand. Around 79% of the fuels used in combustion are fossil fuels including coals, peat, natural gas and oils. Fossil fuels combustion has caused a corresponding rapid growth in CO2 emissions and accounts for more than 80% of the global anthropogenic GHG emissions.

[0003] Pulse combustion is one of the most promising techniques to burn diversified fuels ranging from high-grade natural gas and propane to low-grade fuels such as biogas, syngas or biodiesel high combustion efficiencies and minimal pollutant emissions. Pulse combustion is another promising combustion technique which can burn fuels of different quality with high combustion efficiencies and low pollutant emissions.

[0004] A vertical pulse combustor is a type of combustion device that utilizes periodic pressure waves to enhance combustion efficiency. In gas engines, such combustors can improve fuel combustion and reduce emissions.

Key Components and Functionality:

[0005] Combustion Chamber: The central area where fuel and air mix and combust. Resonance Tube: A tube that facilitates the periodic pressure waves, aiding in efficient combustion. Inlet and Outlet Valves: Control the flow of fuel and air into the combustion chamber and the expulsion of exhaust gases.

[0006] Some of the cited documents are given below:

US5513489 discloses a pulse detonation engine with at least one detonation combustor selectively coupled to an air inlet and fuel source. The detonation combustors are equipped with either active or passive means to dissipate the heat of detonation. Fuel, air, and an oxidizer can be fed to said detonation combustors either through a rotary valve or through a conically shaped injector head.

CN107636391B discloses a pulse combustor system with a pulse combustor including a combustion chamber, an inlet pipe, an exhaust pipe, and a first fuel injector for injecting fuel into the combustion chamber. The pulse combustor has a fundamental oscillation mode and one or more additional oscillation modes. The system comprises at least one pressure sensor for measuring the pressure inside the

fuel burner and/or at least one fluid velocity sensor for measuring the fluid velocity at the inlet pipe or at the exhaust pipe. If the measured pressure and/or the measured velocity is above a predetermined threshold, the controller adjusts a fuel supply rate to the pulse combustor to reduce excitation of one or more additional oscillation modes.

[0007] Pulse combustor are generally less fuel-efficient than turbojets and turbofans combustor, its consuming more fuel for the same amount of thrust, particularly at higher speeds. They are known for producing a loud, distinctive noise due to the rapid combustion cycles, which can be a significant drawback in many applications, especially in urban environments. The intermittent nature of combustion leads to vibrations, which can affect the structural integrity of the engine and the vehicle it powers. The high temperatures generated during operation can pose challenges in thermal management, potentially leading to material degradation over time. The pulse combustor has more heat radiation, which can't recover it. This pulse combustor can generate only thrust force, it cannot convert in to any mechanical energy.

[0008] Accordingly, there is a need for a vertical pulse gas combustor which allows to convert the thrust force to mechanical energy, thereby improving the thermal efficiency of the combustor.

OBJECT OF INVENTION

[0009] The main object of the invention is to provide a vertical pulse gas combustor which allows to convert the thrust force to mechanical energy, thereby improving the thermal efficiency of the combustor.

SUMMARY OF THE INVENTION

[0010] The present invention discloses a vertical pulse gas combustor which allows to convert the thrust force to mechanical energy, thereby improving the thermal efficiency of the combustor.

[0011] The vertical pulse gas combustor of the present invention comprises of a hydrogen inlet nozzle, a gas distributor, an ignitor coil distributor, pulse generating direct current (DC) motor, an oxygen or air inlet nozzle, a steam nozzle, an ignitor, a combustor vertex generator, a water inlet nozzle and a thrust nozzle.

[0012] The oxygen or air inlet nozzle injects air or oxygen to flow into a combustion chamber when a starting motor of an engine part starts running. A pulse generating direct current (DC) motor rotates a shaft of the gas fuel distributor and the ignitor coil distributor so that the hydrogen is injected into the combustion chamber using the hydrogen inlet nozzle. The combustor vertex generator allows light dense hydrogen and air mixture to pass through it as the combustor is positioned in a vertical manner so that the low-density hydrogen and oxygen get

mixed properly. The ignitor distributor is interconnected with the injector distributor shaft so that the ignitor starts to ignite the hydrogen and air mixture in the combustion chamber.

[0013] The water inlet nozzle circulates the water to convert the mixture to a steam form. The steam nozzle sends back the produced steam into the combustor to get additional mass flow rate, so that the exploded hydrogen oxygen steam gets mixed with cooling jacket steam and obtain additional thrust force. The thrust nozzle makes the produced pulse thrust steam to hit turbine blades for converting the steam into mechanical energy for an engine.

BRIEF DESCRIPTION OF DRAWINGS

[0014] Figure 1 shows a front view of a vertical pulse gas combustor of the present invention.

DETAILED DESCRIPTION OF INVENTION

[0015] The present invention discloses a vertical pulse gas combustor which allows to convert the thrust force to mechanical energy, thereby improving the thermal efficiency of the combustor.

[0016] The vertical pulse gas combustor of the present invention comprises of a hydrogen inlet nozzle (1), a gas fuel distributor (2), an ignitor coil distributor (3), pulse generating direct current (DC) motor (4), an oxygen or air inlet nozzle (5), a

steam nozzle (6), an ignitor (7), a combustor vertex generator (8), a water inlet nozzle (9) and a thrust nozzle (10).

[0017] The oxygen or air inlet nozzle (5) is provided for injecting air or oxygen to flow into a combustion chamber when a starting motor of an engine part starts running. A pulse generating direct current (DC) motor (4) rotates a shaft of the gas fuel distributor (2) and the ignitor coil distributor (3) so that the hydrogen is injected into the combustion chamber using the hydrogen inlet nozzle (1) with minimum of 4 times in a second and maximum of 16 times in a second. The combustor vertex generator (8) is provided in the top of the combustion chamber and allows light dense hydrogen and air mixture to pass through it as the combustion chamber is positioned in a vertical manner so that the hydrogen and oxygen get mixed properly. An ignitor distributor coil is interconnected with the injector distributor shaft so that the ignitor (7) starts to ignite the hydrogen and air mixture in the combustion chamber with the same time interval of minimum of 4 times in a second and maximum of 16 times in a second thereby continuous pulse explosion take place in the combustion chamber and huge heat flux starts to generate in a wall of the combustion chamber.

[0018] The water inlet nozzle (9) circulates the water through an outer wall of the combustion chamber to convert the mixture to a steam form. The steam nozzle (6) sends back the produced steam into the combustion chamber to get additional mass

flow rate, so that the exploded hydrogen oxygen steam gets mixed with cooling jacket steam and obtain additional thrust force. The thrust nozzle (10) makes the produced pulse thrust steam to hit turbine blades for converting the steam into mechanical energy for an engine.

[0019] The combustor is designed in conical shape so that the pressure loss is reduced and simultaneously converts the pressure energy into kinetic energy.

[0020] The combustor generates thermal Load of minimum of 25 Kj/Sec to 1000 Kj/Sec. Thrust developed by the combustor is minimum of 20 N to 340 N. The combustion chamber is made of material such as Inconel 601 or Hastelloy 270. Maximum pressure is 36 bar. Operating temperature range is 1100-1800 degree Celsius. Combustor volume is 1.2 - 3 liter. Angle of conversion is 14- 20 Degrees.

[0021] The cooling jacket is made of material such as SS 316. Maximum pressure is 36 bars. Water flow rate is 0.05 Kg/Sec to 0.2 Kg/Sec. The thrust nozzle is made of material such as Inconel 601 or Hastelloy 270. The nozzle is configured as convergent and divergent. The Flue gas ranges velocity from 200 m/Sec to 450 M/Sec. The Flue gas flow rate 0.1 Kg/Sec to 0.75 Kg Per sec.

Commented [A1]: Kindly let us know whether there is fuel gas or flue gas and also there is no mention of flue gas previously in the description, kindly explain the same.

[0021] The gas fuel distributor is made of material such as SS 304. Sealing part of Pulse gas injection material made of - TC/Carbon, Elastomer: Viton and SS 316.

Minimum Pulse gas injection is 4 Pulse per second and Maximum 16 pulse second. Gas flow minimum is 0.05 Gram per second to 5 Gram per second. The ignitor coil distributor comprises a high voltage ignitor coil that generates about 3000 Volt at minimum 4 -16 pulse per second, and an ignitor that is made of ceramic insulation with anode and cathode rods.

[0022] Other advantages of the invention are given as below:

- Provides an emission free engine for heavy duty vehicle and stand alone Power generation
- Achieves efficiency of combined cycle of pulse combustor Rankine Cycle engine for heavy duty vehicle and standalone power generation easily by 45 %
- Reduces global warming
- Allows to produce hydrogen fuel in huge quantity in an economical manner
- Allows to use any gas fuel for pulse combustor engine
- Allows 100 % renewable energy process
- Allows to easy refill the hydrogen gas and other gas

REFERENCE NUMERALS

1 Hydrogen inlet nozzle

2 ~~Hydrogen gas distributor~~ Gas fuel distributor

3 Ignitor ~~cool~~ coil distributor

4 Pulse generating ~~DC~~ motor

5 Oxygen or air inlet nozzle

6 Steam nozzle

7 Ignitor

8 Combustor vertex generator

9 Water inlet nozzle

10 Thrust nozzle

CLAIMS

We claim,

1. Vertical pulse gas combustor, comprising of a

a. an oxygen or air inlet nozzle (5) for injecting air or oxygen to flow into a combustion chamber when a starting motor of an engine part starts running;

b. a pulse generating direct current (DC) motor (4) rotating a shaft of a gas fuel distributor (2) and an ignitor coil distributor (3) so that hydrogen is injected into the combustion chamber with minimum of 4 times in a second and maximum of 16 times in a second;

c. a combustor vertex generator (8) allowing light dense hydrogen and air mixture to pass through it as the combustor is positioned in a vertical manner so that the hydrogen and oxygen get mixed properly;

d. an ignitor distributor interconnected with an injector distributor shaft so that an ignitor (7) starts to ignite the hydrogen and air mixture in the combustion chamber with the same time interval of minimum of 4 times in a second and maximum of 16 times in a second thereby continuous pulse explosion take place in the combustion chamber and huge heat flux starts to generate in a wall of the combustion chamber;

e. a water inlet nozzle (9) circulating water through an outer wall of the combustor to convert the mixture to a steam form;

f. a steam nozzle (6) sends back the produced steam into the combustor to get additional mass flow rate, so that the exploded hydrogen oxygen steam gets mixed with cooling jacket steam and obtain additional thrust force;

g. a thrust nozzle (10) makes the produced pulse thrust steam to hit turbine blades for converting the steam into mechanical energy for an engine.

2. The combustor as claimed in claim 1, is designed in the form of conical shape.

3. The combustor as claimed in claim 1c, wherein the combustor vertex generator (8) is provided in the top of the combustor.

4. The combustor as claimed in claim 1b, wherein the hydrogen is injected into the combustion chamber using a hydrogen inlet nozzle (1).

5. The combustor as claimed in claim 1, wherein the combustion chamber is made of material such as Inconel 601 or Hastelloy 270, maximum pressure is 36 bar, operating temperature range is 1100-1800 degree Celsius, combustor volume is 1.2 - 3 liter, and angle of conversion is 14- 20 Degrees.

6. The combustor as claimed in claim 1, generates thermal load of minimum of 25 Kj/Sec to 1000 Kj/Sec, and develops thrust of minimum of 20 N to 340 N.

7. The combustor as claimed in claim 1, wherein the cooling jacket is made of material such as SS 316, maximum pressure is 36 bars, and water flow rate is 0.05 Kg/Sec to 0.2 Kg/Sec.

8. The combustor as claimed in claim 1, wherein the thrust nozzle is made of material such as Inconel 601 or Hastelloy 270 and configured as convergent and divergent.

Dated this the 5th day of March, 2025

DIGITALLY SIGNED
P. SAILAKSHMI (IN/PA-3115)
ATTORNEY FOR THE APPLICANT

ABSTRACT

"VERTICAL PULSE GAS COMBUSTOR" allows to convert the thrust force to mechanical energy, thereby improving thermal efficiency of combustor. The combustor comprises of an oxygen or air inlet nozzle (5) injecting air or oxygen to

flow into combustion chamber when starting motor of engine part starts running. A pulse generating direct current (DC) motor (4) rotates shaft of gas fuel distributor (2) and ignitor coil distributor (3) so that hydrogen is injected into chamber using hydrogen inlet nozzle (1). A combustor vertex generator (8) allows light dense hydrogen and air mixture to pass through it. An ignitor distributor is interconnected with injector distributor shaft so that ignitor (7) starts to ignite the hydrogen and air mixture in the chamber thereby continuous pulse explosion take place in the chamber and huge heat flux starts to generate in a wall of the chamber. A water inlet nozzle (9) circulates water through an outer wall of the combustor to convert the mixture to a steam form. A steam nozzle (6) sends back produced steam into combustor to get additional mass flow rate to obtain additional thrust force. A thrust nozzle (10) makes produced pulse thrust steam to hit turbine blades to convert steam into mechanical energy for engine.

Refer Figure 1


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DIGITALLY SIGNED
P. SAILAKSHMI (IN/PA-3115)
ATTORNEY FOR THE APPLICANT

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Controller General of Patents, Designs & Trade Marks

सत्यमेव जयते

INTELLECTUAL PROPERTY INDIA
PATENTS | DESIGNS | TRADE MARKS
GEOGRAPHICAL INDICATIONS

G.A.R.6
[See Rule 22(1)]
RECEIPT

Docket No 32171 **Date/Time 2025/03/30 08:43:46**

SAILAKSHMI NO.250/8 KAMALAM APARTMENTS,KALIAMMAN KOIL STREET,NATASEN NAGAR, VIRUGAMBAKAM Email: contact@sailaipr.com

Sr. No.	App. Number	Ref. No./Application No.	Amount Paid	C.B.R. No.	Form Name	Fee Payment	Remarks
1	202541031255	TEMP/E-1/32227/2025-CHE	8000	18865	FORM 1	Full	VERTICAL PULSE GAS COMBUSTOR

TransactionID	Payment Mode	Challan Identification Number	Amount Paid	Head of A/C No
N-0001636631	Online Bank Transfer	3003250001219	8000.00	1475001020000001

Total Amount : ₹ 8000.00

Amount in Words: Rupees Eight Thousand Only

Received from SAILAKSHMI the sum of ₹ 8000.00 on account of Payment of fee for above mentioned Application/Forms.

* This is a computer generated receipt, hecnce no signature required.

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FORM 1 THE PATENTS ACT 1970 (39 of 1970) and THE PATENTS RULES, 2003 **APPLICATION FOR GRANT OF PATENT** (See section 7, 54 and 135 and sub-rule (1) of rule 20)	(FOR OFFICE USE ONLY)	
	Application No.	
	Filing date:	
	Amount of Fee paid:	
	CBR No:	
	Signature:	
1. APPLICANT'S REFERENCE / IDENTIFICATION NO. (AS ALLOTTED BY OFFICE)		

2. TYPE OF APPLICATION [Please tick (✓) at the appropriate category]

Ordinary (✓)		Convention ()		PCT-NP ()		PPH ()	
Divisional()	Patent of Addition ()	Divisional()()		Patent of Addition ()		Divisional()	Patent of Addition ()

3A. APPLICANT(S)

Name in Full	Gender (optional, for individuals)	Nationality	Country of Residence	Age (optional, for natural persons)	Address of the Applicant	
HYORC CORPORATION	NA	USA	USA	-	House No.	1621
					Street	CENTRAL AVENUE
					City	CHEYENNE
					State	WYOMING
					Country	USA
					Pin code	82001
					Email (OTP verification mandatory -will be redacted)	contact@sailaipr.com
					Contact number (OTP verification mandatory -will be redacted)	9600189905

3B. CATEGORY OF APPLICANT [Please tick (✓) at the appropriate category]

Natural Person ()	Other than Natural Person (✓)			Educational institution ()
	Small Entity ( )	Startup ( )	Others ( )	

4. INVENTOR(S) [Please tick (✓) at the appropriate category]

Are all the inventor(s) same as the Applicant (s) named above?	Yes ()	No (✓)

If "No", furnish the details of the inventor(s)

Name in Full	Gender (optional, for natural persons)	Nationality	Age (optional, for natural persons)	Country of Residence	Address of the Inventor	
Mr. MANOHARAN SUNDARALINGAM	MALE	INDIAN	-	INDIA	House No.	NO 20
					Street	RAJESH NAGAR MAIN ROAD, NARAYANAPURAM, PALLIKARANAI
					City	CHENNAI
					State	TAMILNADU
					Country	INDIA
					Pin code	600100

5. TITLE OF THE INVENTION

"VERTICAL PULSE GAS COMBUSTOR"

6. AUTHORISED REGISTERED PATENT AGENT(S)	IN/PA No.	P. SAILAKSHMI (IN/PA-3115) R. A. HEMALATHA (IN/PA-3201)
	Name	P. SAILAKSHMI (IN/PA-3115) R. A. HEMALATHA (IN/PA-3201)
	Mobile No. (OTP verification mandatory-will be redacted)	9600189905
7. ADDRESS FOR SERVICE OF APPLICANT IN INDIA	Name	SAILAKSHMI IPR CONSULTANTS
	Postal Address	NO.250/8, 1ST FLOOR, KAMALAM APARTMENT, KALIAMMAN KOIL STREET, NATESAN NAGAR, VIRUGAMBAKKAM, CHENNAI-600092, INDIA.
	Telephone No.	044-48631316
	Mobile No. (OTP verification mandatory-will be redacted)	9600189905
	Fax No.	-
	E-mail ID (OTP verification mandatory-will be redacted)	contact@sailaipr.com saila.bhoopathi@gmail.com

8. IN CASE OF APPLICATION CLAIMING PRIORITY OF APPLICATION FILED IN CONVENTION COUNTRY, PARTICULARS OF CONVENTION APPLICATION

Country	Application Number	Filing date	Name of the applicant	Title of the invention	IPC (as classified in the convention country)
-NA-	-NA-	-NA-	-NA-	-NA-	-NA-

9. IN CASE OF PCT NATIONAL PHASE APPLICATION, PARTICULARS OF INTERNATIONAL APPLICATION FILED UNDER PATENT CO-OPERATION TREATY (PCT)

International application number	International filing date
-NA-	-NA-

10. IN CASE OF DIVISIONAL APPLICATION FILED UNDER SECTION 16, PARTICULARS OF ORIGINAL (FIRST) APPLICATION

Original (first) application No.	Date of filing of original (first) application
-NA-	-NA-

11. IN CASE OF PATENT OF ADDITION FILED UNDER SECTION 54, PARTICULARS OF MAIN APPLICATION OR PATENT

Main application/patent No.	Date of filing of main application
-NA-	-NA-

12. DECLARATIONS

(i) Declaration by the inventor(s)

(In case the applicant is an assignee: the inventor(s) may sign herein below or the applicant may upload the assignment or enclose the assignment with this application for patent or send the assignment by post/electronic transmission duly authenticated within the prescribed period).

I, the above named inventor, am the true & first inventor for this Invention and declare that the applicant herein is my assignee or legal representative.

(a) Date **25/03/2025**

(b) Signature(s)

(c) Name(s) **Mr. MANOHARAN SUNDARALINGAM**

(ii) Declaration by the applicant(s) in the convention country

(In case the applicant in India is different than the applicant in the convention country: the applicant in the convention country may sign herein below or applicant in India may upload the assignment from the applicant in the convention country or enclose the said assignment with this application for patent or send the assignment by post/electronic transmission duly authenticated within the prescribed period)

I/We, the applicant(s) in the convention country declare that the applicant(s) herein is/are my/our assignee or legal representative.

(a) Date

(b) Signature(s)

(c) Name(s) of the signatory

(iii) Declaration by the applicant(s)

We, the applicant hereby declare that: -

We are in possession of the above-mentioned invention.

The Complete specification relating to the invention is filed with this application.

The invention as disclosed in the specification uses the biological material from India and the necessary permission from the competent authority shall be submitted by me/us before the grant of patent to me/us.

There is no lawful ground of objection(s) to the grant of the Patent to me/us.

I am the true & first inventor.

I am/we are the assignee or legal representative of true & first inventor(s).

The application or each of the applications, particulars of which are given in Paragraph-8, was the first application in convention country/countries in respect of my/our invention(s).

I/We claim the priority from the above mentioned application(s) filed in convention country/countries and state that no application for protection in respect of the invention had been made in a convention country before that date by me/us or by any person from which I/We derive the title.

My/our application in India is based on international application under Patent Cooperation Treaty (PCT) as mentioned in Paragraph-9.

The application is divided out of my /our application particulars of which is given in Paragraph-10 and pray that this application may be treated as deemed to have been filed on DD/MM/YYYY under section 16 of the Act.

The said invention is an improvement in or modification of the invention particulars of which are given in Paragraph-1

13. FOLLOWING ARE THE ATTACHMENTS WITH THE APPLICATION

(a) Form 2

Item	Details	Fee	Remarks
Complete/ ~~Provisional~~ specification)#	No. of pages **15**	8000	None
No. of Claim(s)	No. of claims **8**	NA	NA

	No. of Pages 3		
	No. of pages 1	NA	NA
Abstract No. of Drawing(s)	No. of drawings 1 No. of pages 1	NA	NA

In case of a complete specification, if the applicant desires to adopt the drawings filed with his provisional specification as the drawings or part of the drawings for the complete specification under rule 13(4), the number of such pages filed with the provisional specification are required to be mentioned here.

(b) Complete specification (in conformation with the international application)/as amended before the International Preliminary Examination Authority (IPEA), as applicable (2 copies).

(c) Sequence listing in electronic form

(d) Drawings (in conformation with the international application)/as amended before the International Preliminary Examination Authority (IPEA), as applicable (2 copies).

(e) Priority document(s) or a request to retrieve the priority document(s) from DAS (Digital Access Service) if the applicant had already requested the office of first filing to make the priority document(s) available to DAS.

(f) Translation of priority document/Specification/International Search Report/International Preliminary Report on Patentability.

(g) Statement and Undertaking on Form 3

(h) Declaration of Inventorship on Form 5

(I) Power of Authority

(j)Total fee ....in Cash/ Banker's Cheque /Bank Draft bearing No.......... Date...............on .... Bank.

We hereby declare that to the best of our knowledge, information and belief the fact and matters slated herein are correct and we request that a patent may be granted to us for the said invention.

Dated this 25th day of March 2025

Signature:

Name: Mr. MANOHARAN SUNDARALINGAM,
NON EXECUTIVE DIRECTOR, HYORC CORPORATION

HyOrc Corporation
H2+ORC Power
Cheyenne, WY

To,
The Controller of Patents
The Patent Office, at Chennai

Note: -

* Repeat boxes in case of more than one entry.
* To be signed by the applicant(s) or by authorized registered patent agent otherwise where mentioned.
* Tick ( )/cross (x) whichever is applicable/not applicable in declaration in paragraph-12.
* Name of the inventor and applicant should be given in full, family name in the beginning.
* Strike out the portion which is/are not applicable.

For fee: See First Schedule.

FORM 5
THE PATENT ACT, 1970
(39 OF 1970)
&
The Patents Rules, 2003
DECLARATION AS TO INVENTORSHIP
[See section 10(6) and rule 13(6)]

1. NAME OF APPLICANT

We,

S. No	NAME
1	HYORC CORPORATION

hereby declare that the true and first inventor of the invention disclosed in the complete specification filed in pursuance of our Patent application titled **"VERTICAL PULSE GAS COMBUSTOR"** is:

2. INVENTOR

S. NO	NAME	NATIONALITY	ADDRESS	SIGNATURE
1	Mr. MANOHARAN SUNDARALINGAM	INDIAN	NO 20 RAJESH NAGAR MAIN ROAD, NARAYANAPURAM, PALLIKARANAI, CHENNAI, TAMILNADU, INDIA - 600100	[signature]

Dated this day of 25th March 2025,

HyOrc Corporation
Cheyenne, WY

3. DECLARATION TO BE GIVEN WHEN THE APPLICATION IN INDIA IS FILED BY THE APPLICANT (S) IN THE CONVENTION COUNTRY: -

- Not applicable -

To,
The Controller of Patent
The Patent Office,
at Chennai.

भारतीय गैर न्यायिक

एक सौ रुपये

Rs. 100

रु. 100

ONE HUNDRED RUPEES

सत्यमेव जयते

भारत INDIA

INDIA NON JUDICIAL

தமிழ்நாடு तमिलनाडु TAMILNADU

தமிழ்நாடு

நாள் : 26/3/2025

இனம்: 12

S. மனோகரன்

சென்னை

EY 334596

S. இராதாகிருஷ்ணன், B.A.
முத்திரைத்தாள் விற்பனையாளர்
உரிமம் எண். 15/1993 நாள்: 1-11-93
நாகர்கோவில்-629 001

FORM 26
The Patents Act, 1970
(39 of 1970)
&
THE PATENTS RULES, 2003
Form for Authorization of a Patent Agent
(Sec 127 and 132; and Rule 135)

We, **HYORC CORPORATION**, represented by **Mr. MANOHARAN SUNDARALINGAM, NON-EXECUTIVE DIRECTOR,** having office address at **1621 CENTRAL AVENUE, CHEYENNE, WYOMING, 82001, USA,** do hereby authorize **P. SAILAKSHMI (IN/PA-3115), ATTORNEY, R. A. HEMALATHA, PATENT AGENT (IN/PA-3201), Y. DINESH BABU, ATTORNEY** and **K. VAMSI KRISHNA, ATTORNEY,** having office at **NO.250/8, 1st FLOOR, KAMALAM APARTMENTS, KALIAMMAN KOIL STREET, NATESAN NAGAR, VIRUGAMBAKKAM, CHENNAI 600092**, to act on our behalf in connection with filing, prosecution, registration, oppositions and renewal of our Patent Application in respect of inventions from time to time and request that all notices, requisitions and communications relating thereto may be sent to such person at the above address.

We hereby revoke all previous authorizations, if any, in respect of the proceeding. All communication relating to this application may be sent to the following address in India: -

Address for Service
M/s. Sailakshmi IPR Consultants
No.250/8, I floor, Kamalam Apartments,
Kali Amman Koil Street, Natesan Nagar,
Virugambakkam, Chennai 600092.
Email: contact@sailaipr.com Tel: 9600189905
Dated this the 25th day of March, 2025

HyOrc Corporation
H2+ORC Power
Cheyenne, WY

Mr. MANOHARAN SUNDARALINGAM,
NON-EXECUTIVE DIRECTOR
For HYORC CORPORATION

To
The Controller of Patents,
The Patent Office, Chennai.

REORGANIZATION AND STOCK PURCHASE AGREEMENT

This **REORGANIZATION AND STOCK PURCHASE AGREEMENT** (the "**Agreement**") is dated as of Thursday, June 27, 2024 (the "**Effective Date**"), by and among Asia Properties, Inc., a Wyoming corporation ("**ASPZ**"), on the one hand, and SRE Power, Inc., a Texas corporation ("**SRE**") and the shareholders identified on the signature page of this Agreement as the shareholders of SRE (the "**Shareholders**"), on the other hand. Each of ASPZ, SRE, and the Shareholders shall be referred to herein individually as a "**Party**" and collectively as the "**Parties.**"

W I T N E S S E T H

WHEREAS, SRE Shareholders collectively own 1,000,000 shares of SRE's outstanding common stock, representing 100% of the outstanding common stock.

WHEREAS, the Shareholders desire to sell and ASPZ desires to purchase the SRE Shareholders' shares in accordance with the terms set forth herein, with SRE becoming a wholly-owned subsidiary of ASPZ post-Closing;

WHEREAS, the Parties desire and intend that the transactions contemplated by this Agreement will be a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE 1
SALE AND PURCHASE OF THE SRE SHARES

1.1 Sale of the SRE Shares. At the Closing (as defined in Section 4.1), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Shareholders shall sell to ASPZ and ASPZ shall purchase from the Shareholders, all of the SRE Shares.

1.2 Purchase Price. As consideration for the purchase of the SRE Shares (the "Purchase Price"), ASPZ shall issue to the Shareholders, on a pro rata basis as set forth in Exhibit A attached hereto and made a part hereof, a total number of restricted common shares of ASPZ equal to a minimum value of $65,537,425.80. The number of shares to be issued shall be determined

on the volume-weighted average price of ASPZ's stock for the five days immediately prior to the Closing Date. Following the Closing Date, the Shareholders will collectively own at least 90% of the issued and outstanding shares of ASPZ on a fully-diluted basis. The shares of ASPZ common stock shall be subject to the restrictions imposed by Rule 144 of the Securities Act of 1933. Following the Closing, SRE shall become a wholly-owned subsidiary of ASPZ.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SRE AND THE SHAREHOLDERS

2.1 Representations and Warranties of SRE and the Shareholders. To induce ASPZ to enter into this Agreement and to consummate the transactions contemplated hereby, SRE and the Shareholders, and each of them, represent and warrant as of the date hereof and as of the Closing, as follows:

2.2 Authority of SRE and the Shareholders; Transfer of SRE Shares. SRE and the Shareholders have the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of SRE and the Shareholders. The Shareholders shall transfer title in and to the SRE Shares to ASPZ free and clear of all liens, security, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent.

2.3 Existence of SRE. SRE is duly organized, validly existing, and in good standing under the laws of the state of Texas. It has all requisite power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the current business transacted by it makes such qualification necessary.

2.4 Capitalization of SRE. The authorized equity securities of SRE consist of 1,000,000 Authorized common shares and 0 preferred shares of which 1,000,000 common shares are issued, and outstanding. No other Shares of SRE are issued and outstanding. All of the issued and outstanding Shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and non-assessable. SRE's outstanding convertible loans will all be liquidated using shares issued by ASPZ as part of the 655,374,258

shares to be issued to SRE Shareholders. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by SRE which provide for the purchase, issuance or transfer of any further Shares of SRE other than the 1,000,000 common shares that are issued and outstanding, nor are there any outstanding securities granted or issued by SRE that are convertible into any Shares of SRE, and none is authorized. SRE is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in SRE are vested exclusively in its outstanding Shares, which voting rights are apportioned in accordance with each Shareholder respective ownership percentage of the Shares, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of SRE's equity securities.

2.5 Subsidiaries. "**Subsidiary**" or "**Subsidiaries**" means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, engaged in the business of sports handicapping/gaming research data advice, analysis and predictions and utilizing available media and advertising formats in building and monetizing a database of sports gaming enthusiasts, where the corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or where such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting Shares , management contracts or otherwise. "**Person**" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity. SRE does not have any Subsidiaries.

2.6 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which SRE or the Shareholders are a party or by which any of them or any of their properties are bound; (b) result in the creation of any security , lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of SRE or the Shareholders; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any

restrictions or limitations of any nature on SRE or the Shareholders or any of their respective actions.

2.7 Taxes. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against SRE, nor are there any actions, suits, proceedings, investigations or claims now pending against SRE, nor are there any actions, suits, proceedings, investigations or claims now pending against SRE in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against SRE; and

2.8 The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against SRE.

2.9 Disputes and Litigation. There are no suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting SRE or any of its properties, assets or business or to which it is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect SRE or any of its properties, equipment, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting SRE or any of its properties, assets or businesses. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of SRE or any such person's heirs, executors or administrators as against SRE.

2.10 Compliance with laws. To the best of SRE's knowledge, (1) SRE has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations; (2) SRE has filed all returns, reports and other

documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects; (3) all permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of SRE for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals; (4) there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval; and (5) such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by SRE.

2.11 Guaranties. SRE has not guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of SRE.

2.12 Books and Records. SRE keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with generally accepted accounting practices ("GAAP") in sufficient detail to reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of SRE contain records of its Shareholders' meetings related to this Agreement and of action taken by such Shareholders. The Shareholder meetings referred to in such minute books were duly called and held, and the minutes appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same. Attached hereto as Exhibit B are the (a) official and final as filed with the Internal Revenue Service 2020 and 2021 tax returns, and (c) the 2022 and 2023 year-end financial statements in accordance with GAAP.

2.13 ASPZ Shares to be Restricted Securities. The Shareholders acknowledge that the ASPZ Common Shares will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (**"Rule 144"**), will include the customary restrictive legend, and, except as otherwise set forth in this Agreement, that the shares cannot be sold for a period of at least six months from the date of issuance unless registered with the United States Securities and Exchange Commission (the **"SEC"**) and qualified by appropriate state securities regulators, or unless the Shareholders obtain written consent from ASPZ and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

2.14 Leases. SRE either owns or has valid and existing agreements for all facilities where its offices are located or where any of SRE's equipment or other assets are located.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF ASPZ

3.1 Representations and Warranties of ASPZ. To induce SRE and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, ASPZ represents and warrants, as of the date hereof and as of the Closing, as follows:

3.2 Authority of ASPZ. ASPZ has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all the Exhibits attached hereto, constitutes the legal, valid and binding obligation of ASPZ.

3.3 Corporate Existence and Authority of ASPZ. ASPZ is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

3.4 Capitalization of ASPZ. The authorized equity securities of ASPZ consists of 2,000,000,000 Authorized shares of common stock, par value $0.001 per share, of which 72,819,362 common shares are issued and outstanding as of the date hereof, and no shares of preferred stock No other shares of capital stock of ASPZ are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. All presently exercisable voting rights in ASPZ are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before its Shareholders. Other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of ASPZ's equity securities.

3.5 Subsidiaries. ASPZ has no subsidiaries.

3.6 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which ASPZ is a party or by which it or any of its properties are bound; (b) result in the creation of any security, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of ASPZ; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on ASPZ or any of its actions.

3.7 Liabilities. ASPZ shall have no liabilities at Closing.

ARTICLE 4
CLOSING AND DELIVERY OF DOCUMENTS

4.1 Closing. The Closing (the "**Closing**") shall take place on or about June 30, 2024, or at such other place, date and time as the Parties may agree in writing (the "**Closing Date**").

4.2 Deliveries by ASPZ. At the Closing, ASPZ shall deliver the following to the Shareholders:

(a) written confirmation of the approval of this Agreement and the herein described transactions by ASPZ's Board of Directors; and

(b) the ASPZ Common Shares subject to no liens, security, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever shall be delivered as soon as practicable after closing;

(c) completed auditor reviews of all missing SEC reports and filed copies of the missing quarterly and annual reports from December 31, 2017 to May 26, 2021;

(d) confirmation that all outstanding liabilities have been paid off or forgiven;

(e) officer's certificate, executed by the Chief Executive Officer of ASPZ, in the form attached hereto as Exhibit C, shall satisfy this delivery requirement;

(f) written confirmation of the approval of this Agreement and the herein described transactions by ASPZ's Board of Directors attached hereto as Exhibit C-1; and

(g) Such number of shares of restricted common stock of ASPZ as the Purchase Price issued to the Shareholders on a pro rata basis, subject to the restrictions imposed by Rule 144 of the Securities Act of 1933 with no liens, security, pledges, encumbrances, charges, demands or claims by any other party whatsoever;

4.5 Delivery by SRE: At the Closing, or as otherwise set forth below, SRE shall deliver the following:

4.6 SRE shall deliver to ASPZ:

(a) officer's certificate, executed by the President of SRE in the form attached hereto as Exhibit D, shall satisfy this delivery requirement;

(b) written confirmation of the approval of this Agreement and the herein described transactions by SRE's Board of Directors attached hereto as Exhibit D-1; and

(c) the audited financial statements of SRE as set forth in Section 2.1.10,

4.7 Delivery by The Shareholders: At the Closing, the Shareholders shall deliver the following:

(a) 1,000,000 Shares of SRE common stock subject to no liens, security, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, representing 100% of the outstanding shares of common stock;

ARTICLE 5
CONDITIONS, TERMINATION, AMENDMENT AND WAIVER

5.1 Conditions Precedent. This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

5.2 The obligation of ASPZ to pay the Purchase Price and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by ASPZ), at or prior to the Closing, of the following conditions, which SRE agrees to use its best efforts to cause to be fulfilled:

(a) Representations, Performance. If the Closing Date is not the date hereof, the representations and warranties contained in Section 2.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; SRE and the Shareholders shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and SRE shall have delivered to ASPZ a certificate dated the Closing Date, and signed by its President to the effect set forth above in this section.

(b) Consents. Any required consent to the transactions contemplated by this Agreement shall have been obtained or waived.

(c) Litigation. No suit, action, arbitration or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of SRE, other than as set forth in Schedule 2.1.7.

(d) Proceedings and Documentation. All proceedings of SRE in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be satisfactory in form and substance to ASPZ and ASPZ's counsel, and ASPZ and ASPZ's counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which ASPZ is entitled and as may be reasonably requested.

(e) Property Loss. No portion of SRE's assets shall have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to ASPZ through the proceeds of applicable insurance or condemnation award.

(f) Consents and Approvals. All material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are (1) necessary to enable ASPZ to fully operate the business of SRE as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained. Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

(h) The completion of the audit of SRE for the fiscal years ending 2022, 2023 and for the subsequent interim financial periods through the Closing Date.

5.3 The obligation of SRE and the Shareholders to deliver the SRE Shares and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by SRE and the Shareholders), at or prior to the Closing, of the following conditions, which ASPZ agrees to use its best efforts to cause to be fulfilled:

(a) Representations, Performance. If the Closing Date is not the date hereof, the representations and warranties contained in Section 3.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; ASPZ shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b) Consents. Any required consent to the transactions contemplated by this Agreement shall have been obtained or waived.

(c) Litigation. No suit, action, arbitration or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the

transactions contemplated hereby or which is likely to affect materially the value of ASPZ.

(d) Proceedings and Documentation. All corporate and other proceedings of ASPZ in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to SRE and SRE's counsel, and SRE and SRE's counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which SRE is entitled and as may be reasonably requested.

(e) Property Loss. No portion of ASPZ's assets shall have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to SRE through the proceeds of applicable insurance or condemnation award.

(f) As of the Closing Date, the balance of all liabilities owed by ASPZ shall be $0.

(g) Completed auditor reviews of all missing SEC reports and filed copies of the missing quarterly and annual reports from December 31, 2017 to May 26, 2021.

5.4 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated, and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties.

5.5 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party's right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or

amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

ARTICLE 6
COVENANTS, INDEMNIFICATION

6.1 To induce ASPZ to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, SRE and the Shareholders covenant and agree as follows:

6.2 Notices and Approvals. SRE and the Shareholders agree: (a) to give all notices to third parties which may be reasonably necessary or deemed desirable by ASPZ in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by ASPZ in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by ASPZ in connection with this Agreement and the consummation of the transactions contemplated hereby.

6.3 Information for ASPZ's Statements and Applications. SRE, its employees, accountants and attorneys shall cooperate fully with ASPZ in the preparation of any statements or applications made by ASPZ to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish ASPZ with all information concerning SRE and the Shareholders reasonably necessary or deemed desirable by ASPZ for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

6.4 Access to Information. ASPZ, together with its appropriate attorneys, agents and representatives, were granted access to the SRE online data room prior to concluding this Agreement, which provided due diligence data which permitted ASPZ to complete an investigation of SRE and the Shareholders, and ASPZ hereby confirms that the SRE data room was deemed sufficient to proceed with the Agreement. ASPZ is to have ongoing access to all the books and records of SRE during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.5 To induce SRE and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, ASPZ covenants and agrees as follows:

6.6 Access to Information. SRE, together with its appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of ASPZ and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.7 Indemnification.

6.8 Indemnity of SRE and the Shareholders. ASPZ agrees to indemnify, defend and hold SRE and the Shareholders harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by ASPZ of any representation, warranty, covenant or agreement of ASPZ contained in this Agreement or the schedules and exhibits hereto. For purposes of Section 6.3, the term "**Losses**" shall mean all damages, costs and expenses (including reasonable attorneys' fees) of every kind, nature or description, it being the intent of the Parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence or condition occasioning such Loss never occurred. Notwithstanding the foregoing provisions of this section, no claim for indemnification shall be made by SRE or the Shareholders under this Section unless and until the aggregate amount of all Losses of SRE and the Shareholders in respect thereof shall exceed $5,000. ASPZ's liability under this Section shall not exceed the Purchase Price.

6.9 Indemnity of ASPZ. SRE hereby agrees to indemnify, defend and hold ASPZ harmless from and against any and all Losses arising out of or resulting from the breach by SRE of any representation, warranty, agreement or covenant contained in this Agreement or the exhibits and schedules hereto, including, without limitation, the failure to disclose any liabilities or material contracts or agreements pursuant to Section 2.1.10. ASPZ shall have the right to offset any Losses incurred and actually paid pursuant to this Section 6.3.2 against any amounts due from ASPZ to SRE, however, any offset shall not act as ASPZ's sole remedy. Notwithstanding the foregoing provisions of this Section, no claim for indemnification shall be made

by ASPZ under this Section unless and until the aggregate amount of all Losses of ASPZ in respect thereof shall not exceed $5,000.

6.10 Indemnification Procedure.

(a) An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty days of the date on which such indemnified party or an executive officer or representative of such indemnified party first becomes aware of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so notify the indemnifying party within such thirty-day period shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any additional loss that occurred as a result of the failure of such person to give such notice.

In the event any indemnified party is entitled to indemnification hereunder based upon a claim asserted by a third party (including a claim arising from an assertion or potential assertion of a claim for Taxes), the indemnifying party shall be given prompt notice thereof, in reasonable detail. The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice. The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty days following notice thereof by the indemnifying party or such shorter time period as required so that the of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover

from the indemnifying party, on a monthly basis, all of its attorneys' reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the indemnified party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

(b) The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Section 6.3 or Section 6.4, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this paragraph (b).

ARTICLE 7
MISCELLANEOUS

7.1 Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

7.2 Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by email, facsimile or overnight courier to the following addresses:

To ASPZ:

Debra Childers
1621 Central Avenue
Cheyenne, WY 82001

With a copy to:

Chris Dieterich
815 Moraga Drive
Suite 207
Los Angeles, CA 90049

To SRE or the Shareholders:

Mr. Reginald Fubara, CEO SRE Power, Inc.
3050 Post Oak Blvd,
Suite 510-P38
Houston, TX 77056-3020

281-532-9034

With a copy to:

Callie Jones
Brunson, Chandler & Jones
175 S. Main Street
Suite 1410
Salt Lake City, UT 84111

801-303-5730

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

7.3 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties

hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

7.4 Survival of Representations. All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

7.5 Incorporated by Reference. All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

7.6 Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

7.7 Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

7.8 Finders' and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

7.9 Governing Law. This Agreement has been negotiated and executed in the State of Texas and shall be construed and enforced in accordance with the laws of such state.

7.10 Forum. Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Harris County, Texas and no other jurisdiction.

7.11 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the non-prevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

7.12 Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

7.13 Counterparts. This Agreement may be executed via email, electronically or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

Asia Properties, Inc. ("ASPZ")

By: Debra Childers
Its: CEO

SRE Power, Inc. ("SRE")

By: K. Reginald Fubara
Its: CEO

SRE Shareholders

By: K. Reginald Fubara

By: Alfonso Sotres

By: Lydur Skulason

Exhibit "A"
Shareholder Exchange

Deductions:

Name of proposed Shareholder	# of ASPZ shares to be received
Vaigunth Enertek Pvt Ltd	32,768,712
11 SRE Convertible note holders	TBD by ASPZ share price

SRE Shareholder	# of SRE shares to be exchanged	# of ASPZ shares to be received
K. Reginald Fubara	670,000	67% after above deductions
Alfonso Sotres	300,000	30% after above deductions
Lydur Skulason	30,000	3% after above deductions

Exhibit "B"
SRE Financial Statements

Exhibit "C"
ASPZ Officer's Certificate

The undersigned hereby certifies on behalf of Asia Properties, Inc., a Wyoming corporation ("ASPZ" or the "Company"), pursuant to that certain Reorganization and Stock Purchase Agreement (the "Purchase Agreement") dated June 27, 2024, by and among the Company, on the one hand, and SRE Power, Inc., a Texas corporation ("SRE") and the Shareholders of SRE (collectively, the "Shareholders"), on the other hand, that he is the duly appointed CEO of the Company, and further certifies on behalf of the Company that:

1. The representations and warranties of the Company set forth in this Reorganization and Stock Purchase Agreement are true and correct as of the date hereof as though made on and as of the date hereof (except for any representation or warranty that expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date).

2. All of the terms, covenants and conditions of this Reorganization and Stock Purchase Agreement to be complied with or performed by the Company at or prior to the date hereof have been complied with and performed by the Company in all material respects.

3. Attached hereto as Exhibit C-1 is a true, correct and complete copy of unanimous written consent by the Board of Directors of the Company dated June 27, 2024, which have not been modified, amended, rescinded or revoked in any way and remain in full force and effect as of the date hereof. Such consent constitutes the only consent adopted by the Board of Directors of the Company relating to this Reorganization and Stock Purchase Agreement.

4. The following is a list of those executive officers of the Company who may be signing any document or certificate in connection with this Reorganization and Stock Purchase Agreement and their respective positions; (ii) each such executive officer has been duly elected and qualified and continues to act in and hold that position; and (iii) the signatures of those appearing adjacent to their respective names and positions below are the genuine and original signatures of such officers:

Name	Position	Signature
Debra Childers	CEO	Debra Childers

Exhibit C-1
ASPZ Written Consent

ACTION BY WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF THE SOLE DIRECTOR ASIA PROPERTIES, INC.

The undersigned, being the Sole Director of Asia Properties, Inc. Inc., a Wyoming corporation ("ASPZ"), hereby takes the following actions and adopts the following resolutions by this Action by Written Consent in Lieu of a Special Meeting dated this 27th day of June 2024:

WHEREAS, the Board has considered and deems it advisable and in the best interests of the Corporation to authorize the issuance of 655,374,258 shares (the "Shares") of common stock, $0.001 par value (the "Common Stock") to the SRE Shareholders pursuant to that certain Reorganization and Share Purchase Agreement (the "Purchase Agreement"). The issuance of the Shares shall be made pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933 (the "Securities Act") and;

WHEREAS, the Board has considered and deems it advisable and in the best interest of the Corporation to consummate the transaction pursuant to that certain Purchase Agreement; and; that Debra Childers is authorized to execute all documents necessary to close said transaction on behalf of the Corporation and;

WHEREAS, the Board has considered and deems it advisable and in the best interest of the Corporation that the officers of the Corporation be, and hereby are, authorized, empowered and directed to issue the Shareholders pursuant to that certain Purchase Agreement, 655,374,258 shares of Common Stock in exchange for 1,000,000 shares of SRE Power, Inc., a Texas corporation, representing 100% of the outstanding shares of SRE Power, Inc.; and

WHEREAS, Debra Childers (the "Current Board Member") has tendered her resignation as a director and officer of the Corporation to take effect as of the closing (the "Closing"); and

WHEREAS, the Board has considered and deems it advisable and in the best interests of the Corporation to fill the vacancy on the Board by appointing K. Reginald Fubara (the "New Board Member") as the sole member of the Corporation's Board of Directors, effective as of the Closing; and

WHEREAS, the Board has considered and deems it advisable and in the best interests of the Corporation to appoint K. Reginald Fubara as the President, Chief Executive Officer and Secretary of the Corporation, effective as of the Closing.

RESOLVED, that it is advisable and in the best interests of the Corporation to cancel the Series A shares of Preferred stock pursuant to that certain Purchase Agreement.

RESOLVED, that it is advisable and in the best interest of the Corporation to authorize the issuance of 655,374,258 shares (the "Shares") of common stock, $0.001 par value (the "Common Stock") to the SRE Shareholders pursuant to that certain Purchase Agreement. The issuance of the Shares shall be made pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933 (the "Securities Act") and;

RESOLVED, that it is advisable and in the best interest of the Corporation to consummate the transaction
pursuant to that certain Purchase Agreement; and; that Debra Childers is authorized to execute all documents necessary to close said transaction on behalf of the Corporation.

RESOLVED, that the officers of the Corporation be, and hereby are, authorized, empowered and directed to
issue the SRE Shareholders 655,374,258 shares of common stock pursuant to a Purchase Agreement; and

RESOLVED, that the Company direct its transfer agent, Transfer Online, Inc. to issue such shares in book entry form to bear such "restricted" legends, or other legends, as applicable, regarding the resale of any of such shares.

RESOLVED, that the Current Board Member's resignation as Sole Director and as President, Chief Executive Officer and Secretary of the Corporation is hereby accepted, effective as of the Closing;

RESOLVED, that the New Board Member, K. Reginald Fubara, be and he hereby is appointed as the sole member of the Board of Directors of the Corporation, effective as of the Closing, to serve until the earlier of his removal or resignation;

RESOLVED, that K. Reginald Fubara be and he hereby is appointed as the President, Chief Executive Officer and Secretary of the Corporation, effective as of the Closing, to serve until the earlier of his removal or resignation;

RESOLVED, that the current officers of the Corporation be and they hereby are authorized and directed to execute all documents, and to take all other actions necessary or advisable in order to carry out and perform the purposes of the foregoing resolutions;

RESOLVED, that the execution by the officers of any document authorized by the foregoing resolution, or any document executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Corporation, without the necessity of the signature of attestation of any other officer of the Corporation or the affixing of the seal of Corporation; and

RESOLVED, that all acts, transactions or agreements undertaken prior to the adoption of these resolutions by the officer or representatives of the Corporation in its name in connection with the foregoing matters are hereby ratified, confirmed and adopted as valid acts by the Corporation.

Debra Childers, Sole Director

Exhibit "D"
SRE Officer's Certificate

The undersigned hereby certifies on behalf of SRE Power, Inc., a Texas corporation ("SRE" or the "Company"), pursuant to that certain Reorganization and Stock Purchase Agreement dated June 27th, 2024 (the "Purchase Agreement"), by and among the Company and the Shareholders of SRE (collectively, the "Shareholders"), on the one hand, and Asia Properties, Inc., a Wyoming corporation ("ASPZ"), on the other hand, that he is the duly appointed Chief Executive Officer of the Company, and further certifies on behalf of the Company that:

1. The representations and warranties of the Company set forth in the Purchase Agreement are true and correct as of the date hereof as though made on and as of the date hereof (except for any representation or warranty that expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date).

2. All of the terms, covenants and conditions of the Purchase Agreement to be complied with or performed by the Company at or prior to the date hereof have been complied with and performed by the Company in all material respects.

3. Attached hereto as Exhibit D-1 is a true, correct and complete copy of unanimous written consent by the Board of Directors of the Company dated June __, 2024 which have not been modified, amended, rescinded or revoked in any way and remain in full force and effect as of the date hereof. Such consent constitutes the only consent adopted by the Board of Directors of the Company relating to this Purchase Agreement.

4. The following is a list of those executive officers of the Company who may be signing any document or certificate in connection with the Purchase Agreement and their respective positions; (ii) each such executive officer has been duly elected and qualified and continues to act in and hold that position; and (iii) the signatures of those appearing adjacent to their respective names and positions below are the genuine and original signatures of such officers:

Name	Position	Signature
K. Reginald Fubara	CEO	[signature] ______________________ K. Reginald Fubara

Exhibit D-1
SRE Written Consent

ACTION BY WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF THE DIRECTORS OF SRE POWER, INC.

The undersigned, being the Directors of SRE Power, Inc. Inc., a Texas corporation (the "Company"), hereby takes the following actions and adopts the following resolutions by this Action by Written Consent in Lieu of a Special Meeting dated June 27, 2024:

WHEREAS, the Shareholders of the Company have decided to sell their shares to Asia Properties, Inc. ("ASPZ"), resulting in the Company becoming a wholly-owned subsidiary of ASPZ.

WHEREAS, the Board has considered and deems it advisable and in the best interests of the Corporation to consummate the transaction pursuant to that certain Purchase Agreement; and; that K. Reginald Fubara is authorized to execute all documents necessary to close said transaction on behalf of the Corporation.

RESOLVED, that it is advisable and in the best interest of the Corporation to consummate the transaction pursuant to that certain Purchase Agreement; and; that K. Reginald Fubara is authorized to execute all documents necessary to close said transaction on behalf of the Corporation.

RESOLVED, that the current officers of the Corporation be and they hereby are authorized and directed to execute all documents, and to take all other actions necessary or advisable in order to carry out and perform the purposes of the foregoing resolutions;

RESOLVED, that the execution by the officers of any document authorized by the foregoing resolution, or any document executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Corporation, without the necessity of the signature of attestation of any other officer of the Corporation or the affixing of the seal of Corporation; and

RESOLVED, that all acts, transactions or agreements undertaken prior to the adoption of these resolutions by the officer or representatives of the Corporation in its name in connection with the foregoing matters are hereby ratified, confirmed and adopted as valid acts by the Corporation.

K. Reginald Fubara, Director

Alfonso Sotres, Director

Lydur Skulason, Director

BILIRAN GEOTHERMAL, INCORPORATED

23 August 2023

SRE POWER, INC.
K. Reginald Fubara
Chief Executive Officer

Subject: **Assignment of the Project Funding, Build Transfer Agreement to SRE Power, Inc.**

Gentlemen:

We refer to your letter dated 03 July 2023, requesting Biliran Geothermal Incorporated's (BGI) approval of Symba Renewable Energy Ehf's (SRE) assignment of all its rights, interests, and obligations under the Project Funding, Build and Transfer Agreement (PFBTA) dated 24 June 2021 to SRE Power, Inc. (SRE Power).

In relation thereto, BGI hereby approves the assignment by SRE of all its rights, interests, and obligations under the PFBTA to SRE Power as embodied in the Biliran Project Deed of Assignment dated 02 July 2023.

We trust that you will find this in order.

Thank you and we look forward to a successful partnership with SRE Power.

Sincerely,

RONALDO D. IBASCO
President and Chief Executive Officer

PROJECT FUNDING, BUILD AND TRANSFER AGREEMENT

Between

BILIRAN GEOTHERMAL, INC.

and

SYMBA RENEWABLE ENERGY, EHF

DATED JUNE 24th, 2021

This Project Funding, Build and Transfer Agreement (the "Agreement") is executed on 24th day of JUNE 2021, at LONDON, by and between:

BILIRAN GEOTHERMAL, INC., a Philippine corporation with registered address at 23rd Floor, NAC Tower, 32nd St., Bonifacio Global City, Taguig City, Metro Manila, Philippines, represented herein by its President and CEO, **Martin Antonio G. Zamora**, and Treasurer/COO, **Ronaldo D. Ibasco**, and hereinafter referred to as "**BGI**"

and

SYMBA RENEWABLE ENERGY EHF, an Icelandic corporation with registered address at Laugaveg 39D, 101 Reykjavik, Iceland, represented herein by its Chief Executive Officer, K. Reginald Fubara, and hereinafter referred to as "**SRE**";

SRE and BGI may be referred to individually as a "Party" and collectively as "Parties".

Witnesseth:

WHEREAS, BGI is the holder of a service contract with the Republic of the Philippines for geothermal energy with Service Contract No. 2010-02-010] ("Service Contract") located in Sitio Pulang Yuta, Brgy. Cabibihan, Municipality of Caibiran, Biliran Province ("Contract Area");

WHEREAS, BGI has established facilities and existing geothermal wells located in the Project Site;

WHEREAS, SRE has offered to BGI and BGI has accepted for SRE to (i) finance, design, construct, install and transfer to BGI a geothermal powerplant in phases, using the existing geothermal wells ("Geothermal Facility"); and (ii) finance, design, construct, rehabilitate and upgrade the existing 13.2kV distribution lines of Biliran Electric Cooperative, Inc. ("Bileco") located in Sitio Pulang Yuta, Brgy. Cabibihan, Municipality of Caibiran, Biliran Province for the purpose of evacuating power from the Geothermal Facility to the national grid of the Philippines (the "Bileco Lines" and together with the Geothermal Facility shall be collectively, referred to as the "Project");

NOW, THEREFORE, in consideration of the mutual benefits to be derived, the representations, warranties, conditions and promises contained in this Agreement, and intending to be legally bound by this Agreement, the Parties agree as follows.

Section 1. INTERPRETATION AND DEFINED TERMS

1.1 In interpreting this Agreement, capitalized terms and expressions shall have the meanings given them in the Definition of Terms (Schedule "A") or the text in which they appear. Terms not defined in the Definition of Terms shall have the meanings ascribed to them in the Oxford English dictionary or, for terms of art or where the context indicates, the meanings given the terms by common usage in the industry.

1.2 Further, in interpreting this Agreement:

1.2.1 Except where expressly stated otherwise, the headings of the paragraphs are primarily for convenience and in the event of a conflict between a heading and the more specific provision of a paragraph, the language of the Paragraph shall control in construing the provisions of this Agreement;

1.2.2 The singular includes the plural and vice versa;

1.2.3 References to sections, paragraphs, schedules and similar designations are, unless the context otherwise requires, references to designations in this Agreement;

1.2.4 References to any agreement, enactment, ordinance or regulation includes any amendment thereof or any replacement in whole or in part.

Section 2. THE PROJECT

a. PROJECT

2.1 During the effectivity of this Agreement SRE shall perform its obligations specified in this Agreement in respect of the Project. The first phase of the Geothermal Facility shall be for the entire production capacity of the existing wells;

2.2 In respect of the Bileco Lines, the parties agree that (i) BGI shall negotiate and act as the primary contracting party with Bileco with respect to the connection of the Geothermal Facility to the Bileco Lines, and (ii) SRE shall finance, design, construct, rehabilitate and upgrade the Bileco Lines in accordance with this Agreement and subject to the Memorandum of Agreement between BGI and Bileco dated January 22, 2021 and attached hereto as Annex "A" and made an integral part hereof;

2.3 SRE shall have the option to further develop the Project, by (i) financing the planning, drilling and testing of new geothermal wells within the Contract Area, (ii) designing, constructing, testing and commissioning of a new geothermal powerplant using these newly drilled geothermal wells, and (iii) the construction of new transmission line of the national grid or upgrading the existing distribution lines of the an electric cooperative/distribution utility within the area of the project or construction of new distribution lines, as the case maybe, for the interconnection of the new geothermal powerplant to the existing Biliran substation or nearest substation/switchyard ("Project Extension"). The terms and conditions, as well as the individual economic interests of the Parties, for the Project Extension will be determined in a separate agreement which will be negotiated after the completion of the technical studies and economic viability of the Project Extension.

2.4 BGI shall own any and all equipment, machinery, supplies, facility, designs supplied, installed or otherwise utilized for the Geothermal Facility, and agrees to create a lien thereon in favor of

SRE to secure the repayment for the works performed by SRE for the Project. The parties agree that the lien shall be shall not extend to the Bileco Lines since Parties are aware that the Bileco Lines is not owned by BGI but Bileco.

2.5 After the final acceptance by BGI of the Project, SRE shall provide technical assistance to BGI in the operation and maintenance of the Powerplant in accordance with the terms of this Agreement.

b. TERM

2.6 Initial Term. The term of this Agreement shall be effective upon the execution thereof and shall end on the earlier of (i) the twenty-five (25) years from the Project's Commercial Operation Date or (ii) the end-of-term of the Service Contract including any extension thereof, unless terminated pursuant to the provisions of this Agreement. The termination of this Agreement shall be without prejudice to all rights and obligations of the parties accruing under this Agreement prior to such termination.

2.7 Renewal Term. This Agreement may be extended by either Party upon mutual agreement provided that:

a. The Party seeking an extension has made a prior written request to extend the Agreement to the other Party, such request to be made at least twenty-four (24) months before the end of the initial term of this Agreement;

b. The Party receiving a request to extend the Agreement has not rejected the request in a written response to the Party seeking an extension;

c. There is not an event of default (unless waived by the non-defaulting Party) of either Party defined in this Agreement on the date the extension begins.

Section 3. CURRENCY, PAYMENT AND BILLING

3.1 Currency. All payments required pursuant to any provision of this Agreement (including provisions applicable in the event of any breach, default, or other failure of performance) shall be calculated in accordance with the Schedule of Payment (Schedule "**B**" hereof"), and paid in Philippine Pesos.

3.2 Billing and Payment.

3.2.1 *Monthly Invoices*. Within thirty (30) days after the twenty fifth (25th) day of each month, SRE shall prepare and deliver to the BGI an invoice reflecting amounts payable pursuant to this Agreement. SRE's invoice to BGI shall include calculations, in reasonable detail, of the amounts due pursuant to Schedule of Payment (Schedule "**B**" hereof").

3.2.2 *Special Invoices*. If there is an event of default, breach, or other failure to perform for which this Agreement specifies payment of amounts as damages or otherwise, the Party to be compensated shall prepare and deliver to the other Party a special invoice that shows the calculation of any amount due pursuant to this Agreement, specifies the provisions applied, and details of the periods of delay or other factors on which the claim is based.

3.2.3 *Electronic Funds Transfer*. Each party shall pay the sums owed by wire transfer in immediately available funds within twenty one (21) days of receipt of each monthly invoice from the other Party. Payments shall not be subject to any set-off unless agreed upon by the Parties. Each Party shall make payment by electronic transfer of funds to an account that is held and specified by the other Party. If electronic transfer of funds is not practicable or is not desired by the receiving Party, the Parties shall agree on specific alternative payment procedures.

3.2.4 *Late Payments*. Any payment not made on the due date shall accrue daily interest at eight percent (8%) per year. Any such charges for interest shall be calculated by the paying Party and included with payment of the invoice without the need for an additional invoice for those amounts.

3.2.5 *Taxes on Payments*. All applicable taxes shall be charged and applied to the payments in accordance with Section 4.3 (Credits, Grants, and *Preferences*) below.

3.3 Disputed Invoices. If either Party, on reasonable grounds, disputes any portion of a monthly invoice or the correctness of the amount received in payment of an invoice, then that Party shall, within fifteen (15) days of the receipt of such invoice or payment, serve a notice on the other Party indicating the amount and basis of the dispute. Neither Party shall be required to pay a disputed amount pending resolution of the dispute. The dispute shall be settled by mutual discussion and, if necessary, resolved pursuant to Section 15 (Resolution of Disputes). If it is determined that either Party owes the other an amount of money, the owing Party shall, within seven (7) days after its receipt of such determination, pay such sum together with interest at a rate equal to six percent (6%) per year to the other Party in the manner specified for payment of the disputed invoice.

Section 4. OBLIGATIONS OF SRE

4.1 **Project Funding**

The Parties acknowledge that funds for the Project are made available in full by SRE through funding arrangements SRE entered into with or obtained from its financing partners or investors.

BGI will reasonably assist SRE in the preparation of any technical study, analyses, or other information in relation to the Project, such as, certifications, opinions and information as SRE may reasonably require to entitle SRE to obtain funding arrangements, except when in the sole judgement of BGI the giving of such information would be detrimental to the interest of BGI. Further, BGI agrees that it shall in good faith give due consideration to and reasonably accommodate such requests for information from SRE.

4.2 **Design, Construction, Installation, Commissioning and Technical Assistance during the Operation and Maintenance (O&M) of the Project**

Construction, Testing and Commissioning of the Project

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4.2.1 SRE shall (a) complete the design, construction, installation and commissioning of the Project, and execution of the work in accordance with the requirements under Schedule "C" and Schedule "D", and (b) achieve successful completion of the required test and commissioning thereof. BGI's engineers and authorized representatives shall have the right to review the design of the Project and access to construction site of the Project and be present during the testing and commissioning stages.

4.2.2 SRE shall perform all works and provide all machinery, geothermal and transmission/distribution line equipment, apparatuses, and construction equipment necessary to perform the works, and the initial spare parts thereof.

a. The works consist of the design, engineering, procurement, supply, construction, installation, start-up, testing and commissioning of the Project.

b. The work shall be carried out in such manner as to ensure that the Project meets the performance guarantees per ASME PTC6 Performance Standard Code applicable to geothermal power plants, and the Philippine Distribution Code and Philippine Grid Code, and other applicable standards for the construction and installation of the Bileco Lines.

c. All works shall be of such design and quality as to ensure maximum reliability, operational availability and minimum operation and maintenance requirements of the Project and shall comply with good engineering and operating practices and Prudent Utility Practices.

4.2.3 SRE shall deliver a fully completed Project operating in accordance with the standard parameters for the operation and maintenance of the Geothermal Facilities mentioned in Section 4.12(f) below and the acceptable standards for the Bileco Lines, and represents and warrants that the design, engineering and construction of the Project (a) will be free from defects and deficiencies and will be fit for the particular purpose for which they were intended, (b) will be in accordance with standards of care and diligence normally practiced by recognized electric generating station design-engineering-procurement-construction firms or consortia possessing high levels of skill, experience and expertise and (c) will conform to the generally accepted utility industry codes and standards (the "Warranties").

The Warranties herein do not cover the effects of normal wear of the Geothermal Facility.

4.2.4 The work program may be revised based on the actual progress of the Project.

4.2.5 SRE shall comply with all Philippine Laws, including but not limited to, labor laws, immigration laws, dangerous drugs laws, tax laws, and all of the applicable rules and regulations thereof, as well as compliance with various permitting requirements (including renewals thereof) imposed by the

national and local government of the Philippines, and all other applicable laws (local, and international, if applicable).

4.2.6 SRE acknowledges that there are existing geothermal wells at the Project Site, as such, any damage or loss sustained by such geothermal wells during the work through the fault or negligence of SRE, shall be repaired, if upon BGI's reasonable determination repair is practicable, by SRE to restore it to its former usable condition, otherwise if beyond repair, BGI shall require SRE to do re-drilling.

4.2.7 SRE shall be responsible for the adequacy, stability and safety of all operations in the Project Site during the construction and operation and maintenance of the Geothermal Facility.

4.2.8 BGI may require SRE to provide reports necessary for the Project. All costs associated with the meeting and preparation of the said reports shall be for the sole account of and paid for by SRE.

4.2.9 SRE shall be responsible for procuring (i) all power for the works including commissioning power and the necessary connection and receiving facility from the Project Site boundary during testing and commissioning of the Project, (ii) water, including securing the water rights and permits (to be obtained under its name) for the operation of the water supply, to be secured/obtained under its name, (iii) communication, utilities and other services that it may require for the performance of the works. BGI may render reasonable assistance to SRE in the performance of SRE's responsibility under this Section 4.2.9.

4.2.9.1 Upon completion of the Project any and all the said connections mentioned in the immediately. preceding section shall be removed or dismantled by SRE, unless BGI requests otherwise.

4.2.10 Upon final acceptance by BGI of the Project, SRE shall provide to BGI its proposed rollout plan for the Project Extension, and the Parties shall discuss the viability of pursuing the Project Extension.

Technical Assistance during O&M of the Project

4.2.11 After the successful testing and commissioning of the Geothermal Facility, and subject to the direction from BGI, SRE shall furnish all personnel, equipment, materials and supervision necessary for the technical assistance to be provided by SRE for the operation and maintenance of the Geothermal Facility which shall include, but not limited to:

i. geothermal steam system

ii. Geothermal Facility

iii. geothermal wells and equipment relating to geothermal well maintenance.

4.2.12 Discharge of Duties by SRE

a. SRE shall discharge its duties as technical advisor under this Agreement honestly, in good faith and in the best interests of BGI, and in connection therewith will apply the degree of care, diligence and skill that a reasonably prudent and qualified person would apply in assisting the operation and maintenance of the Geothermal Facility.

b. As technical advisor, all actions of SRE shall only be recommendatory, and shall be subject to final approval by BGI. In case of disagreement, Parties shall discuss SRE's recommendation/s with the end in view of the seeking the best interest of and taking into account the investment by SRE on the Project.

c. SRE may hire and contract with any person to carry out any of its duties as technical advisor and may delegate to such person any power and authority of SRE under this Section, but no such contract or delegation will relieve SRE of any of its obligation under this Agreement. Provided that, prior to such delegation of duties, the consent of BGI shall be obtained by SRE, and BGI shall not unreasonably withhold such consent.

d. To carry out its duties, SRE shall be solely responsible for the provision of its own staff, employees, consultants and other head office personnel which it deems necessary to fulfil its obligations under this Agreement and shall be solely responsible for payment of all salaries, benefits and expenses of its personnel, including but not limited to, all assessments such as income tax, employment insurance premiums, retirement plan contributions, provincial health care contributions and workers' compensation contributions and assessments, and other related and similar costs. SRE shall be solely responsible for the number and selection of personnel and for the hours of service performed by personnel and the compensation provided for such services. SRE shall comply with the Philippine Labor Laws, Immigration Laws, and its implementing rules and regulations, and other pertinent laws in connection with the discharge of SRE of its obligation under this Section.

4.3 Information Transfer

4.3.1 During the term of this Agreement, SRE shall deliver to BGI on completion of any of the technical assistance or such earlier date as appropriate or as BGI may request, (i) all original records and documents and computer files in relation to this Agreement; and (ii) any notices, payments, invoices or other material that SRE receives hereunder from BGI. SRE acknowledges that it shall hold any such BGI records and materials in trust for the benefit of this Agreement, until delivered to BGI or as it may direct.

4.3.2 On termination of this Agreement, SRE agrees to forthwith deliver to BGI or as it may direct, the BGI records and materials not previously delivered by SRE during the term of this Agreement.

4.3.3 On termination of the term of this Agreement, SRE shall cooperate with BGI, in providing to third parties all necessary documentations to show that such third parties should deal directly with BGI (not SRE) in relation to the Project.

4.4 Credits, Grants, and Preferences

Each Party shall be responsible for applying and obtaining its own tax credits, grants, loans or preferences from government or other institutions. The Parties shall reasonably cooperate with each other by providing the requested documentation or other confirmation relating to the Project, subject to the confidentiality terms of Section 17.4 (Confidentiality).

4.5 Maintenance of the Project Site

4.5.1 From the commencement of the works until the turnover of the Project Site the same shall always be maintained in a safe, clean and orderly condition in accordance with the generally accepted practice, rules, procedures in maintaining the Project Site for Geothermal Facility. SRE's failure to do so shall authorize BGI to do or cause to be done all that is necessary to restore the Project Site in such conditions necessary for it to be used for the Project, and all costs incurred by BGI shall be reimbursed by SRE.

4.5.1.1 In the event that BGI has issues concerning the proper maintenance of the Project Site, BGI shall send written notice to SRE specifying the issues thereto, and the Parties shall, as much as practicable, amicably settle the issues within thirty (30) days from notice, otherwise, the matter shall be resolved in accordance with Section 15 (*Dispute Resolution*) below.

4.5.2 SRE shall obtain at its cost such facilities on or outside the Project Site as may be required by it for the purposes of the works and the performance of its obligations under this Agreement.

4.5.3 Upon the turnover of the Project by SRE to BGI, the former shall remove all temporary structures, surplus construction equipment and other materials and properly dispose all rubbish and other wastes at the Project Site, unless BGI request otherwise.

4.5.4 SRE, may on its own and at its cost and subject to existing laws, rules and regulations by appropriate government agencies, lay telephone lines, water pipes, electric cables or other public utilities at the Project Site for the purpose of complying with its obligations under this Agreement.

4.6 Compliance with Environmental Laws

During the performance of works and continuing until the turnover of the Project, SRE shall comply with all the environmental laws of the Philippines, and the costs associated

with such compliance shall be solely for the account of SRE. Any violation of the environmental laws by SRE shall not be considered as Force Majeure and may be a ground by BGI to terminate this Agreement if SRE is unable to provide remedies (if such violation is remediable) to the problems caused to the environment to the satisfaction of BGI, applicable Philippine government agencies, national or law. However, the termination by BGI of the Agreement does not relieve SRE of its liabilities and obligations arising from or due to its violation of the environmental laws.

4.7 Safety Plan

Prior to the commencement of works, SRE shall submit to BGI a safety plan to be approved by BGI. Once approved, such safety plan shall be observed and strictly complied with during the implementation of the Project.

4.8 Insurance

SRE shall procure all necessary insurance for the Project that will respond in the event of damages or injuries caused to the Project, environment or community during the performance of the work, and in accordance with Section 14 (Insurance) below.

4.9 Delays in the Project

In the event that the scheduled completion of the Project is not achieved in accordance with agreed project schedule (without the schedule having been extended by mutual agreement of the Parties), SRE shall submit to BGI its recovery plan to catch up with the completion of the Project for BGI's approval.

Nothing herein shall be construed as preventing BGI from terminating this Agreement, by sending fifteen (15) day written notice to SRE, if based on the reasonable judgment of BGI the recovery plan would not achieve the purpose of the Project, taking into consideration the elements of time, people and circumstances surrounding the Project.

Provided that prior to the exercise of BGI's right to terminate this Agreement under this Section 4.9 and based BGI's reasonable judgement BGI may within thirty (30) days from receipt of the termination notice by SRE, discuss with SRE the possibility of settling the issues amicably. If no amicable settlement is reached after thirty 30 days, BGI may terminate this Agreement.

4.10 Turn over and Warranty of the Project

4.10.1 BGI shall accept the Project by issuing a certification for the purpose upon satisfaction of the following:

a. Successful completion of the testing and commissioning in accordance with Schedule "C" of this Agreement;

b. Achievement of the minimum performance guarantee standards ASME PTC6 PERFORMANCE STANDARD CODE and Philippine Distribution Code and Philippine Grid Code and other applicable codes or standards for the completion of the Project;

c. SRE has delivered to BGI the initial spare parts for the Geothermal Facility;

d. Completion (or waiver by BGI of any) of the punchlist items;

e. Removal from the Project Site of all personnel, any remaining temporary structures and any surplus construction equipment and material used in performance of the work and disposal of all rubbish and other wastes by SRE and its subcontractors, agents, representatives;

f. Receipt from SRE of the following documents:

  i. copies of the SRE's vendor's warranty policy, certificate, manuals, and similar documents, of the major components of the Geothermal Facility and Bileco Lines;

  ii. final as-built drawings, final operations and maintenance manuals;

  iii. SRE's written representation and notarized certification or such other proof as may be required and acceptable to BGI that (a) all claims and demands against, and debts incurred by, SRE related to performance of work have been settled to the extent necessary to avoid any claim or lien in respect thereof from being levied against the Project; and (b) all taxes and other charges due and payable by SRE have been paid by SRE;

g. Performance by SRE of its obligations under the Agreement then required to have been performed;

4.10.2 In the event that SRE is unable to satisfy the minimum performance guarantee standards per ASME PTC6 PERFORMANCE STANDARD CODE but if based on the determination of BGI the Geothermal Facility can still be operated under Prudent Utility Practice, BGI may still accept the Geothermal Facility but subject to the discussion by the Parties on the reduction of SRE's share in the revenue based on the formula outlined is Schedule "**B**" hereof.

4.10.3 Warranty

a. The vendors warranty furnished by SRE under Section 4.10.1(f)(i) above for the Project shall commence on the date that the Project is accepted by BGI (unless a different commencement date is mentioned in the relevant warranty documents) and shall continue until the end of twelve (12) months from such date of acceptance (or commencement date under the relevant warranty documents), provided that if SRE repairs or replaces any portion of the work or equipment, then the warranty for the work which has been repaired

and any equipment which has been replaced shall be discussed with SRE on procuring additional warranties as well as the duration thereof from the completion of such repairs or replacements.

b. The warranty period mentioned in immediately preceding Section may be extended subject to mutual agreement by the Parties.

c. The warranty security for this Project shall be the portion of the revenue share of SRE as calculated in Schedule "B" hereof.

Notwithstanding the provision on warranty under this Agreement, SRE or any of its contractor or subcontractor or agent or representative, may be held liable for warranty under the civil code of the Philippines with respect to the completion of the Project.

4.11 Dismantling, Decommissioning and Disposal of the Geothermal Facility

In the event that, (i) SRE fails to finish all or any portion of the Project in accordance with the agreed project schedule and BGI decides not to continue with all or any phase of the Project, or (ii) during the operations of the Geothermal Facility the same is performing below standard under Prudent Utility Practice in operating a Geothermal Facility, or (iii) if so required by government authorities or by law to discontinue operating the Geothermal Facility, then, BGI shall send a written notice to SRE instructing the latter to dismantle and/or decommission and dispose the Geothermal Facility. Provided that, prior to the implementation of the dismantling, decommissioning and/or disposal of the Geothermal Facility the Parties shall endeavor to discuss the matters with the end in view of obtaining the best interest of both Parties in relation to the investments by the Parties on the Project.

Within thirty (30) days from receipt of said notice, SRE shall submit to BGI for its approval the Dismantling, Decommissioning and Disposal Plan which shall include detailed plans to remove, dismantle, decommission and/or dispose all the works including all equipment and structures located in the Project Site in order to restore the Project Site into its original condition, including remediation of any subsurface contamination caused by the construction or operations of the Geothermal Facility. Within fifteen (15) days from receipt of the Dismantling, Decommissioning and Disposal Plan, BGI shall give its comment thereto, and the Parties shall discuss the best way to dismantle, decommission and dispose the Geothermal Facility.

SRE shall comply with all applicable laws, rules and regulation, especially environmental laws, relative to the dismantling, decommissioning and disposal of the Geothermal Facility, and it is understood that all costs related to the dismantling, decommissioning and disposal of the Geothermal Facility including compliance with laws, rules and regulations shall be solely for the account of and paid for by SRE.

It is also agreed upon by the Parties that, for purposes of this Section 4.11, SRE shall procure any and all insurance to cover its liability and obligation with respect to dismantling, decommissioning and disposal of the Geothermal Facility.

4.12 Compliance with Conditions Subsequent

Within ninety (90) days from the execution of this Agreement or at such date as may be agreed upon by the Parties, SRE undertakes to:

a. Establish a domestic company or register its company as doing business in the Philippines, for purposes of implementing this Agreement;

b. Submit the Project Timeline for proper monitoring and compliance with this Agreement for the approval and written acceptance of BGI;

c. Submit the Financial model for the Project for the approval and written acceptance of BGI;

d. Submit the Schedule of total project costs including but not limited to O&M costs for the approval and written acceptance of BGI;

e. Submit to BGI the Detailed Engineering Design duly prepared, reviewed and signed by licensed professionals in the Philippines, including list of initial spare parts.

f. Submit the standard parameters on the technical assistance by SRE to BGI for the operation and maintenance of the Geothermal Facility for the approval and written acceptance by BGI;

g. Safety Plan referred to in Section 4.7 above;

h. List of Permits and Licenses mentioned in Section 6 below;

i. Name and appointment a resident agent in the Philippines; and

j. Such other documents or information that parties may time to time agree upon to be submitted or complied with after the execution of this Agreement.

Section 5. OBLIGATIONS OF BGI

5.1 BGI agrees to pay SRE for its faithful performance and compliance of its obligation in this Agreement in accordance with Schedule of Payment under Schedule "**B**" hereof;

5.2 BGI shall designate a representative who shall be authorized to represent BGI in connection with all matters pertaining to the Project. Notice given by SRE to or received by SRE from the representative shall have the same effect as if given to or received from BGI. The representative may be replaced by BGI at anytime but notice of such change shall be given to SRE within five (5) days prior to the assumption of duty by the representative. The representative shall have the right to be present during testing and commissioning of the Project;

5.3 Project Site

5.3.1 BGI shall allow SRE the unrestricted access to the Project Site.

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5.3.2 The Geothermal Wells and Project Site shall be delivered by BGI to SRE upon commencement of the works. The description of the Project Site is shown in Schedule "E".

5.3.3 The Project Site shall have the applicable permits and licenses (including tree cutting and water permits to be obtained under the name of BGI) which shall be obtained and procured by BGI, and shall have free access. For the avoidance of doubt, the existing rights of way, easements, privileges, liberties and appurtenances to the Project Site shall not be deemed to be encumbrances.

5.3.4 Within ten (10) days from the signing of the Agreement, the Parties shall inspect the Project Site and BGI shall prepare an inventory of the structures, items or things found therein. The Inventory List shall be acknowledged and signed by SRE.

5.4 BGI shall ensure that all environmental clearances (to be obtained under its name) required for the Project are procured and in place.

5.5 BGI shall be responsible in dealings with the relationship with the local communities on matters affecting the Project, and SRE or any of its contractor, subcontractor or representative is prohibited from making any commitments, written or oral, to the local communities without prior written consent of BGI.

Section 6. PERMITS AND LICENSES

Each Party shall acquire and maintain in effect all permits, licenses and approvals that are required to be obtained and maintained under their respective name or its employees or agents, from the Philippine Government and/or all local agencies, commissions and authorities.

SRE and/or its contractors, sub-contractors, agents, and representatives shall have the appropriate and applicable Philippine Contractor Accreditation Board ("PCAB") license for the implementation of the Project. SRE shall also procure, as required, the appropriate proprietary rights, licenses, agreements and permissions for materials, methods, processes and systems used or incorporated into the works.

Section 7. OPERATIONS AND MAINTENANCE

During the term of this Agreement, BGI shall operate and maintain the Geothermal Facility, but after the successful completion of the testing and commissioning of the Geothermal Facility, SRE shall render technical assistance to BGI.

The monthly O&M charge of PhP648,000.00, payable to SRE shall be deducted from revenue generated from electricity sales of the Geothermal Facility. The cost of insurance for the power plant, cost of operating the fluid management system (for chemical dosing of geothermal wells) and geothermal well maintenance shall also be deducted from the said electricity sales.

Section 8. INSPECTION AND RECORDS

8.1 Inspection and Records

8.1.1 BGI Inspections. At any time during normal office hours (or even beyond the office hour provided that works are still being performed at the Project Site), BGI shall have the right to visit, observe and examine the Project and the implementation thereof.

8.1.2 SRE and BGI Records. Each Party shall keep complete and accurate records and other data required by each of them for purposes of proper administration of this Agreement.

8.2 Copies of Records. Either Party shall have the right, upon reasonable prior written notice to the other Party, to examine or to make copies of the records and data of the other Party relating to the proper administration of this Agreement, at any time during normal office hours during the period such records and data are required to be maintained. All such records or data shall be maintained for a minimum of sixty (60) calendar months after their creation, and for any additional length of time required by regulatory agencies with jurisdiction over the Parties. Upon expiration of such period, neither Party shall dispose of or destroy any such records without thirty (30) days prior written notice to the other Party, and the Party receiving such notice may, at its option, elect to receive such records, in lieu of their disposal or destruction, by giving the notifying Party notice of its election at least ten (10) days prior to the expiration of the 30-day period.

Section 9. MUTUAL WARRANTIES AND COVENANTS OF THE PARTIES

9.1 Each Party warrants to the other that:

9.1.1 It is duly formed, validly existing and in good standing under the relevant laws of the country of registration, and with respect to doing business in the Philippines both are qualified and has complied with all applicable laws;

9.1.2 It has full power to carry on business and to enter into, legally bind itself by, and perform its obligations under this Agreement;

9.1.3 The signatories to this Agreement on its behalf are duly authorized and competent to execute and deliver this Agreement as being valid and legally binding on it;

9.1.4 The execution, delivery, and performance of this Agreement, subject to the granting and maintenance of the Relevant Consents, does not, and will not, constitute a violation of any legal or contractual constraint validly applied to SRE.

9.1.5 There are, to the best of its knowledge, no existing or threatened legal, contractual, or financial matters of any kind that could reasonably be expected to affect materially either its ability to perform its obligations under this Agreement or the enforceability of this Agreement; and

9.1.6 No information given by it in relation to this Agreement contains any material misstatement of fact or omits to state a fact that would be materially adverse to the enforcement of the rights and remedies of the other Party.

9.1.7 That prior to the signing of this Agreement, SRE has complied with all the conditions precedent specified in writing by BGI to SRE, more specifically SRE's funding commitment for the Project.

9.2 In addition to the above warranties, SRE hereby covenants:

9.2.1 SRE shall finance, design, construct, install, and transfer the Geothermal Facility and rehabilitate and upgrade the Bileco Lines, or any part thereof in accordance with this Agreement and its applicable Schedules, and all laws, rules and regulations.

9.2.2 SRE shall successfully complete the testing and commissioning of the Project in accordance with this Agreement and its applicable Schedules, and all laws, rules and regulations; and

9.2.3 SRE shall render technical assistance to BGI in the operation and maintenance of the Geothermal Facility so as not to cause an adverse effect on BGI's voltage level and/or voltage waveform, power factor and frequency or produce adverse levels of voltage flicker and/or voltage harmonics, and shall at all time the performance of the Geothermal Facility shall be consistent with Prudent Utility Practice.

Section 10. DEFAULTS AND TERMINATION

10.1 Time

Where the Parties or a Party is required to perform any act or to fulfil an obligation under this Agreement within a specified time, and for any reason the defaulting Party cannot perform such obligation within the time stated, then that defaulting Party may request an extension of the time for the performance of work. The non-defaulting Party shall give such request for extensions of time due and reasonable consideration and shall not unreasonably deny such request. The non-defaulting Party may grant such request on such terms and conditions for the defaulting Party's to cure the default and future performance of the work.

10.2 SRE Defaults

BGI shall give a notice of default under this Agreement (a "BGI Notice of Default") upon the occurrence of any of the following event, unless solely and directly caused by a breach by BGI of this Agreement (each a "SRE Event of Default"), as follows:

10.2.1 Abandonment of the Project;

10.2.2 Delays in the completion of the Project (unless an extension is granted by BGI) or any phase of thereof, and failure to deliver the all or any portion or phase of the Project to the satisfaction of BGI in accordance with this Agreement;

10.2.3 Failure of SRE to successfully complete the testing and commissioning of the Project unless the parties agree to extend the period of completion;

10.2.4 Wilful alteration of or tampering by SRE or its employees or agents of the Interconnection without the prior written consent of BGI, except in situations where such actions are taken to prevent immediate injury, death, or property damage and SRE uses its best efforts to provide BGI with advance notice of the need for such actions;

10.2.5 Failure of SRE to meet acceptable industry levels of service or parameters or mutually agreed upon levels of service or parameters for the technical assistance for the operation and maintenance of the Geothermal Facility under this Agreement and such failure is not remedied to the satisfaction of BGI;

10.2.6 The occurrence of any of the following events:

ii. passage of a resolution by the shareholders of SRE for the winding up of SRE; or

iii. admission in writing by SRE of its inability generally to pay its debts as they become due; or

iv. appointment of Liquidator in a proceeding for the winding up of SRE after notice to SRE and due hearing; or

v. a court order to wind up SRE; or

10.2.7 Material breach of SRE's obligations, covenants and breach of Representation and Warranties under this Agreement;

10.2.8 Any such violations by SRE where termination is allowed elsewhere in this Agreement.

10.3 BGI Defaults

SRE shall give a notice of default under this Agreement (a "SRE Notice of Default") upon the occurrence of any of the following event, unless solely and directly caused by a breach by SRE of this Agreement (each a "BGI Event of Default").

The occurrence of any of the following events, except when done for the purpose of merger or reorganization that does not affect the ability of the merged or reorganized entity, as the case may be, to perform its obligations under this Agreement:

i. passage of a resolution by the shareholders of BGI for the winding up of BGI; or

ii. admission in writing by BGI of its inability generally to pay its debts as they become due; or

iii. appointment of Liquidator in a proceeding for the winding up of BGI, after notice to BGI and due hearing;

iv. a court order winding up BGI; or

v. Any material breach by BGI of any representation, warranty or covenant in this Agreement.

vi. Any such violation by BGI where termination is allowed elsewhere in this Agreement.

10.4 Notice and Cure

A BGI Notice of Default or SRE Notice of Default shall specify in reasonable detail the Event of Default giving rise to the Notice of Default. In the case of a default set forth in Section 10.2.2 above, SRE may rectify or cure the default within extended period, if such is granted. In any other case of default defined in any other sub-paragraphs Sections 10.2 and 10.3 above, the defaulting party shall have thirty (30) calendar days to cure the default.

If BGI or SRE is unable to rectify or cure the default within the allowed period, either Party may immediately terminate this Agreement.

10.5 Rights and Remedies Upon an Event of Default

10.5.1 If an Event of Default has occurred and default has not been cured within the period specified in Section 10.4 above, the non-defaulting Party at its sole discretion, may take any or all of the following actions:

i. terminate this Agreement by delivering Termination Notice; or

ii. proceed in accordance with Section 15 (*Resolution of Disputes*) to protect and enforce the non-defaulting Party's rights and to recover any damages to which the non-defaulting Party may be entitled, including all costs and expenses reasonably incurred in the exercise of its remedy, or

iii. take such steps as are reasonably necessary to cure the default before so proceeding. All costs incurred in trying to cure the default will be covered by the defaulting Party.

10.5.2 Nature of Rights on Default

The rights and remedies mentioned in the immediately preceding Section shall not be exclusive but, to the extent permitted by law, shall be cumulative and in addition to all other rights and remedies existing at law, in equity or otherwise. The Parties may seek to exercise such rights and remedies in accordance with the procedures set forth in Section 15 (Resolution of Disputes). The Parties may exercise each right and remedy afforded by this Agreement or by law from time to time and as often as reasonably deemed expedient by the Party exercising this right. No delay by, or omission of, SRE or BGI to exercise any right or remedy arising upon any event of default of the defaulting Party shall impair any such right or remedy or constitute a waiver of such event or an acquiescence thereto.

10.5.3 Notwithstanding the above, the total amount of damages that the non-defaulting Party shall be entitled to for any breach of this Agreement by the defaulting Party shall not exceed, in the aggregate, the greater of the actual value of the remaining term of the Agreement and the fair market value of the payments required over the remaining term of this Agreement.

10.6 Termination

10.6.1 This Agreement shall take effect from the date of its execution and shall terminate on the following grounds:

a. Material breach of the Party's obligations under this Agreement.

b. Any of the Events of Default mentioned in Sections 10.2 and 10.3 above, and that have not been cured to the satisfaction of the non-defaulting Party.

c. By mutual agreement of the Parties, after discussion between the Parties on any adverse conditions affecting the economic or strategic viability of the Project, including but not limited to market price of electricity;

d. Revocation/cancellation by DOE of BGI's Geothermal Renewable Energy Service Contract No. 2010-02-010;

e. Other authorized grounds found elsewhere in this Agreement.

10.6.2 In the event of termination of this Agreement, the Party intending to terminate shall give thirty (30) day written notice to the other Party specifying the reason/s or cause of termination, counted from the expiration of the curing period mentioned in Section 10.4 above. However, for the reason mentioned in Article 10.6.1(c) above, the date of termination shall depend on the agreement of the Parties.

11. FORCE MAJEURE

11.1 Meaning of Force Majeure. In this Agreement, "Force Majeure" means any event, circumstances, or combination of events or circumstances beyond the reasonable control of a Party that materially and adversely affects the performance by that Party of its obligations or the enjoyment by that Party of its rights under or pursuant to this Agreement, provided that such material and adverse effect has not occurred during a delay of the party claiming Force Majeure or due to the fault or negligence of SRE in the performance of its obligations under this Agreement. Without limiting the generality of the foregoing and conditioned on performance of the requirements of Section 11.1.3, "Force Majeure" shall expressly include the following categories of events and circumstances, to the extent that the events or circumstances satisfy the definitional requirements.

11.1.1 *Natural Events*. "Force Majeure - Natural" includes, but is not limited to:

a. acts of nature;

b. Epidemic/Pandemic or plague

The parties recognize that at the time of the execution of this Agreement COVID 19 Pandemic exists, thus, Parties agree that the COVID 19 Pandemic may be excepted from the coverage of Force Majeure Event. However, Parties shall always discuss the effect of COVID 19 Pandemic to the Project especially when it still persists after one (1) year from execution of this Agreement.

11.1.2 *Other Events of Force Majeure*. "Force Majeure - Political" includes, but is not limited to:

a) Act of war, invasion, armed conflict or act of foreign enemy, blockade, embargo, revolution, riot, insurrection, civil commotion, act of terrorism, or sabotage;

b) Strikes, work to rule, or go slows; and

c) (1) any of the Relevant Consents from the government not being granted or renewed (unless previously revoked for cause) upon application having been duly made, (2) any of the Relevant Consents, having been granted, ceasing to remain in full force and effect (unless revoked for cause), or (3) the attachment to any Relevant Consents, subsequent to its grant, of any terms or conditions preventing performance,

11.1.3Upon the occurrence of a Force Majeure event or circumstances, the non-performing Party shall, within twenty-four (24) hours, give the other Party written notice describing the particulars of the occurrence. The suspension of performance shall be of no greater scope and of no longer duration than is required by the Force Majeure as reasonably determined by the non-performing Party. The non-performing Party shall use its best efforts to remedy its inability to perform; and when the non-performing Party is able to resume performance of its obligations under this Agreement, that Party shall promptly give the other Party written notice to that effect.

11.2 Exclusion from Force Majeure. The term Force Majeure expressly excludes the following conditions, except to the extent they result from an event or circumstances of Force Majeure:

11.2.1 unavailability, late delivery or changes in cost of plant, machinery, equipment, materials, spare parts, or consumables for the Project;

11.2.2 a delay in the performance by SRE or any of its contractors, sub-contractors, agents, or representatives;

11.2.3 non-performance resulting from normal wear and tear typically experienced in power generation materials and equipment; and

11.2.4 non-performance caused by, or connected with, the non-performing Party's (a) negligent or intentional acts, errors or omissions, (b) failure to comply with applicable laws, or (c) breach of, or any default under this Agreement.

11.3 Consequences of Force Majeure

11.3.1 Neither Party shall be deemed in breach of this Agreement (except when a Party is already in delay or at fault prior to the occurrence of Force Majeure events) because of any failure or delay in complying with its obligations pursuant to this Agreement due solely to Force Majeure. The periods allowed for performance by the Parties of their obligations (other than that specified in Section 10.4 (*Notice and Cure*) shall be extended on a day-for-day basis, provided that (1) no relief shall be granted to the Party claiming Force Majeure pursuant to this Section 11 to the extent that such failure or delay would have occurred even had such Force Majeure not occurred, and (2) the Party not claiming Force Majeure may terminate this Agreement without further obligation, if Force Majeure delays a Party's performance for a period greater one hundred eighty (180) days. Other than for breaches of this Agreement by the Party not claiming Force Majeure, and without prejudice to the right of the Party claiming Force Majeure to indemnification pursuant to Section 13 (*Indemnification and Liability*), the Party not claiming shall not bear any liability for any loss or expense suffered by the Party claiming Force Majeure as a result of a Force Majeure.

11.3.2 During the pendency of an event of Force Majeure SRE shall not be entitled to receive payment referred to Schedule "B" hereof, except those that already accrued prior to the occurrence of the Force Majeure. Parties shall discuss the effect of Force Majeure on SRE's entitlement to payment if the Project is not totally affected by the Force Majeure.

11.3.3 Prior to any termination of this Agreement due to Force Majeure, Parties shall discuss and exert earnest efforts to look into the best interest of the Parties, which may include the option of the Party claiming Force Majeure to sell its rights or interest in the assets of the Project or its income to the other Party not claiming Force Majeure. If this Agreement is terminated due to Force Majeure, both Parties shall discuss on how to dispose of the assets related to the Project and the division of any revenues derived from the disposal of the assets.

Section 12. TAKE OVER OF THE PROJECT

If, before the Commercial Operations Date, SRE, other than as a result of Force Majeure, abandons the Project, then BGI shall be entitled to enter the Project Site by any means without being liable for any prosecution therefore, and without becoming liable to SRE for damages or for breach of this Agreement or any payment of any kind whatever, and may, at its discretion, do and perform whatever act is necessary to complete and finish the Project, or any part thereof, including appointing or engaging another contractor to take over, complete and finish the Project.

BGI may also consider any equipment, asset and property belonging to SRE and left on the site to also have been abandoned, in which case BGI may dispose of all such property in any manner BGI may deem proper, and is hereby relieved of any liability to SRE and any obligation to pay or reimburse SRE for such equipment, assets and properties.

In the event of takeover of the Project by BGI, SRE shall lose its entitlement or right to share in the revenue of the Project as provided in Schedule "B" hereof.

Section 13. INDEMNIFICATION AND LIABILITY

13.1 Indemnity by SRE. In addition to SRE's obligations and BGI's remedies provided elsewhere in this Agreement, SRE shall indemnify BGI for any loss of or damage to property, death or injury to person, and any other liabilities, damages, losses and reasonable costs and expenses, including, but not limited to, legal fees and expert witness fees or any claim against BGI in respect thereof (collectively, "damages") suffered by BGI as a direct and foreseeable consequence of SRE's conduct, where BGI suffered damages:

13.1.1During the financing, design, construction, installation of the Geothermal Facility, and rehabilitation and upgrade of the Bileco Lines, and damages resulted from any negligent act or omission of SRE, its contractors, sub-contractors, servants or agents, representatives, and through no fault of BGI, its servants or agents, or representative;

13.1.2 In connection with, arising out of, or resulting from, any breach of warranty, material misrepresentation by SRE, or non-performance of any term, condition, covenant or obligation to be performed by SRE under this Agreement; and

13.1.3 In connection with any claim, proceeding or action brought against BGI under any applicable national or local environmental laws or regulations, and damages resulted from SRE's implementation of the Project; SRE's indemnities, however, shall not extend to any loss, damage, death, injury, liability, costs or expenses (or any claim in respect thereof) to the extent that they were caused by any act or omission of BGI, its servants or agents, or representatives, or the failure of BGI, its servants or agents, or representatives, to take reasonable steps in mitigation thereof.

13.2 Indemnity by BGI. In addition to BGI's obligations and SRE's remedies provided elsewhere in this Agreement, BGI shall indemnify SRE for damages suffered by SRE as a direct and actual consequence of BGI's conduct, where SRE suffered damages:

13.2.1During the financing, design, construction, and installation of the Geothermal Facilities, and rehabilitation and upgrade of the Bileco Lines, damages resulted solely from any grossly negligent act or wilful misconduct of BGI, its servants or agents and through no fault of SRE, its servants or agents or representatives; and

13.2.2 In connection with, arising out of, or resulting from, any breach of warranty, any material misrepresentation by BGI or non-performance of any term, condition, covenant or obligation to be performed by BGI under this Agreement. BGI's indemnities, however, shall not extend to any loss, damage, death, injury, liability, cost or expense (or any claim in respect thereof) to the extent that it was caused by any act or omission of SRE or the failure of SRE to take reasonable steps in mitigation thereof or any contributory negligence on the part of SRE.

13.3 Notice of Proceedings. Each Party shall promptly notify the other Party as soon as reasonably practicable after the relevant party becomes aware of any claim or proceeding with respect to which it is entitled to be indemnified under this Section 13.

13.4 Basket Limitation. Neither Party shall be entitled to make any claim under this Section 13 until such time as all such claims by the Party exceed Fifty Thousand United States Dollar (US$ 50,000.00) in the aggregate, or until such claim, if not made, would be barred by the statute of limitation,

at which time all such claims of that party may be made. The aggregated claims in excess of Fifty Thousand United States Dollar (US$ 50,000.00) shall apply with respect to future claims.

13.5 Obligation to Defend. Each Party on reasonable grounds shall have the right, but not the obligation, to contest, defend and litigate (and to retain legal advisers of its choice for that purpose) any claim, action, suit or proceeding by any third party brought against it, with respect to which the Party is entitled to be indemnified pursuant to this Section 13, with the Party's reasonable costs and expenses of such action subject to said indemnity. The indemnified Party shall be entitled, at its option, to assume and control the defense of such claim, action, suit or proceeding at its expense and through legal advisers of its choice, if it (a) gives notice of its intention to do so to the Party entitled to indemnification, (b) acknowledges in writing its obligation to indemnify that Party to the full extent provided by this Section 13, and (c) reimburses that Party for the reasonable costs and expenses previously incurred by it prior to the assumption of such defense by the indemnifying Party. Neither Party shall settle or compromise any claim, action, suit or proceeding in respect of which it is entitled to be indemnified by the other Party without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld.

13.6 Neither Party shall be liable to the other whether in contract (including breach or implied or statutory warranties), tort, equity or otherwise (including negligence, warranty, strict liability, or otherwise) for any special, indirect, incidental or consequential damages (including, without limitation, loss of profit or revenues or loss of use of capital, cost of money, other contractor's claims or loss of use of the Geothermal Facility).

This provision shall not be construed as limiting the liability of either Party for any damages or any other liability that is expressly provided under this Agreement.

Section 14. INSURANCE

14.1 Insurance Coverage. At all times during the term of this Agreement, SRE shall obtain and maintain at its own cost (except after the commercial operation of and during operation of the Geothermal Facility where the insurance costs will be deducted from the Project revenues) insurance coverage for the Geothermal Facility sufficient to indemnify BGI or any successful claimant against loss or damage arising with respect to the Geothermal Facility. Such Insurance shall include the types of coverage usually maintained in respect of the Geothermal Facility. Insurance secured by SRE shall include, but not be limited to:

14.1.1 *All Risks Marine Cargo Insurance* in an amount sufficient to cover the replacement cost of all powerplant machinery and equipment shipped to and intended to become part of the Project on a warehouse to warehouse basis.

14.1.2 *All Risks (Property Damage) Operational Insurance* in an amount sufficient to cover the replacement cost of the Geothermal Facility including construction equipment and transit coverage for powerplant and transmission parts purchased within the Philippines and not subject to the insurance described in Section 14.1.1 above and subject to deductibles of no more than tariff deductibles in the Philippines;

14.1.3 *Excess Umbrella Liability Insurance* with a single limit, to be agreed between the Parties, in Philippine Peso per occurrence;

14.1.4 *Comprehensive or Commercial General Liability Insurance* with bodily injury and property damage limits, to be agreed between the Parties, in Philippine Peso per occurrence, and in the aggregate, and subject to tariff deductibles in the Philippines.

14.1.5 For purposes of this Section 14, tariff deductibles are: (a) natural catastrophe/perils such as but not limited to earthquake, typhoon, flood, tsunami, and all other convulsions of nature - 2% of the actual cash value of the property affected at the time of loss for each claim or series of claims arising out of one occurrence; (b) all other perils - 5% of the loss, with minimum of One Hundred Thousand Pesos (PhP100,000) for each and every loss.

14.2 Endorsements. SRE shall cause its insurers to amend such insurance policies as are applicable with the endorsement terms set forth immediately below:

14.2.1 BGI as an additional insured under the policies;

14.2.2 Insurance is primary with respect to the interest of BGI and any other insurance maintained by BGI is excess and not contributory;

14.2.3 The following cross liability paragraph is made a part of the policy:

In the event of claims being made by reason of (a) personal and or bodily injuries suffered by any employee or employees of one insured hereunder for which another insured hereunder is or may be liable, or (b) damage to property belonging to any insured hereunder for which another insured is or may be liable, then this policy shall cover such insured against whom a claim is made or may be made in the same manner as if separate policies have been issued to each insured hereunder, except with respect to the limits of insurance;

13.2.4Notwithstanding any provision of the policy this policy may not be cancelled, renewed or materially changed by the insurer without giving thirty (30) days prior written notice to BGI. All other terms and conditions of the policy remain unchanged.

14.3 Use of Proceeds of All Risks/Operational Insurance. The proceeds of any All Risks insurance obtained pursuant to Sections 14.1.1 and 14.1.2 above shall, be applied to the repair of the Project.

14.6 Certificates of Insurance. Each Party shall on request, cause its insurers or agents to provide the other Party with certificates of insurance evidencing the insurance policies and endorsements required by this Section 14. Failure to deliver certificates of insurance does not relieve the Party in default of the insurance requirements set forth herein. Failure to obtain the insurance coverage required by this Section 14 shall in no way relieve or limit the Party's obligations and liabilities under other provisions of this Agreement.

14.5 Parties Option to Purchase. If Parties fail to obtain or maintain the policies of insurance as required in Section 14.1 above, either Party may obtain equivalent policies of insurance. Either Party shall reimburse the other Party for the cost of such policies within thirty (30) days after notification by the Party and interest shall accrue at the default rate as may be agreed upon by the Party, if either Party fails

to make payment within such thirty (30) days. Failure of either Party to obtain the insurance coverage required by this Section 14 shall in no way relieve or limit the Party's obligations and liabilities under other provisions of this Agreement, provided that either Party's failure to purchase insurance shall not constitute a default under this Agreement if either Party purchases insurance pursuant to this Section 14.

Section 15. RESOLUTION OF DISPUTES

15.1 Mutual Discussions. If any dispute or difference of any kind whatsoever (a "dispute") arises between the Parties in connection with, or arising out of, this Agreement, the Parties within thirty (30) days shall attempt to settle such Dispute in the first instance by mutual discussions between SRE and BGI.

15.2 **Arbitration**

15.2.1 If the dispute cannot be settled within thirty (30) days by mutual discussions, then the dispute shall be finally settled under Section 15.2 below.

15.2.2 Subject as hereinafter provided, any dispute arising out of, or in connection with, this Agreement and not settled by Section 15.1 above may (regardless of the nature of the dispute) be submitted by either Party to arbitration and finally settled in accordance with Philippine Dispute Resolution Center, Inc. ("PDRCI") Rules, by three (3) arbitrators appointed in accordance with the said Rules. The venue shall be in Taguig City, Metro Manila, Philippines and the language to be used shall be English.

15.3 **Continued Performance.** Except when any Philippine court of competent jurisdiction orders otherwise, during the pendency of any arbitration (a) SRE shall continue to perform its obligations under this Agreement, (b) BGI shall continue to pay all amounts when due, in accordance with Section 3 (*Currency, Payments and Billing*); and (c) neither Party shall exercise any other remedies hereunder arising by virtue of the matters in dispute.

Section 16. NOTICES

16.1 Procedure for Giving Notice. All notices or other communications (together "notices") to be given or made hereunder (including, but not limited to, account information for payments) shall be in writing, shall be addressed for the attention of the person indicated in Section 16.2 below and shall either be delivered personally or sent by prepaid post (with receipt acknowledgment required) or by email or if email is not possible, such other known available electronic means of communication. Notices given by email or if email is not possible, such other known available electronic means of communication, shall be confirmed by a written copy of the notice delivered or sent as prescribed in this Section 16.1. The failure to so confirm shall not vitiate actual notice.

16.2 Addresses for Notices. The addresses for service of Parties and their respective contact details shall be:

For BGI: BILIRAN GEOTHERMAL INC.

Attention: RONALDO D. IBASCO, Treasurer/COO

Address:	22nd Floor, NAC Tower, 32nd St., BGC, Taguig City, Metro Manila, Philippines
E-mail:	rocky.ibasco@emergingpowerinc.com
Copied to:	jasmin.agbon@emergingpowerinc.com
Telephone:	+63-2-77987608

For SRE: SYMBA RENEWABLE ENERGY EHF

Attention:	K. Reginald Fubara, CEO & Director
Address:	Laugaveg 39D, 101 Reykjavik, Iceland
Email:	reginald@symbarenewables.com
Copied to:	thor@symbarenewables.com
Telephone:	+44 207 692 5663

A Party may modify its address information by notice provided as prescribed in this Section 16. The information shown above shall be deemed correct unless and until modified as provided herein.

15.2 Effectiveness of Notice. Notices under this Agreement shall be effective only upon actual delivery or receipt thereof.

Section 17. MISCELLANEOUS PROVISIONS

17.1 **Variations in Writing.** All additions, amendments or variations to this Agreement shall be binding only if in writing and signed by duly authorized representatives of both Parties.

17.2 Entire Agreement. This Agreement and its accompanying Schedules and Annexes together represent the entire understanding between the Parties with respect to the subject matter of this Agreement and supersede any or all previous agreements or arrangements (whether oral or written) between the Parties with respect to the Project.

17.3 **Waivers**

17.3.1 Limited Effect. No waiver by either Party of any default by the other in the performance of any of the provisions of this Agreement shall: (a) operate or be construed as a waiver of any other or further default whether of a like or different character; or (b) be effective unless in writing duly executed by an authorized representative of the non-defaulting Party.

17.3.2 Indulgences. The failure by either Party to insist on any occasion upon the performance of the terms, conditions or provisions of this Agreement or time or other indulgence granted by one Party to the other shall not thereby act as a waiver of such breach or acceptance of any variation.

17.4 **Confidentiality**

17.4.1 Treatment of Confidential Information.

i. Each Party shall hold in confidence all documents and other information, whether technical or commercial, relating to the financing, design, construction, installation and transfer of the Geothermal Facilities, and

rehabilitation and upgrade of the Bileco Lines, supplied to it by or on behalf of the other Party that is of a confidential nature and is designated as such. The Party receiving such documents or information shall not publish or otherwise disclose them or use them for its own purposes (otherwise than as may be required by the Party, its professional advisers, potential lenders or investors to perform its obligations under this Agreement).

ii. The provisions of Section17.4.1(a) above shall not apply to any information:

i. that is or becomes available to the public other than by breach of this agreement;

ii. that is in or comes into the possession of the receiving Party prior to the aforesaid publication or disclosure by the other Party and was or is not obtained under any obligation of confidentiality;

iii. that was or is obtained from a third Party who is free to divulge the same and was or is not obtained under any obligation of confidentiality; or

iv. that is required by law or appropriate regulatory authorities to be disclosed, provided that the Party supplying the information is notified of any such requirement at least 5 business days prior to such disclosure and the disclosure is limited to the maximum extent possible.

17.4.2 Similar Provisions. For the avoidance of doubt, nothing herein contained shall preclude the use of provisions similar to those contained in this Agreement or other referenced agreements in any agreements prepared and issued in connection with other projects.

17.5 Successors and Assigns

17.5.1 Except where SRE assigns any of its rights to a principal lender whose existence has been disclosed in writing to BGI prior to the commercial operations of the Project, SRE may not assign or transfer its rights or obligations under, pursuant to or associated with this Agreement without the prior written consent of BGI, which consent shall not be unreasonably withheld or delayed. If BGI, on reasonable grounds, objects to the assignment of any of SRE's rights to a principal lender, BGI shall (a) promptly notify SRE of its objection, specifying the reasons for the objection and (b) provide SRE a reasonable opportunity to effect a commercially reasonable cure to the objections. If SRE is unable to cure the objections, BGI may immediately terminate this Agreement. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties.

17.5.2 BGI may not assign or transfer its rights or obligations under, pursuant to or associated with this Agreement without the prior written consent of SRE, which consent shall not be unreasonably withheld or delayed. If SRE, on reasonable grounds, objects to the assignment of any of BGI's rights to any party, SRE shall (a) promptly notify BGI of its objection, specifying the reasons for the objection and (b) provide BGI a reasonable opportunity to effect a commercially reasonable

cure to the objections. If BGI is unable to cure the objections, SRE may immediately terminate this Agreement. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties.

17.5.3 In the event that, there will be Change in Control of BGI after the signing of this Agreement and such other succeeding agreements, if any, these agreements will survive the Change-in-Control event, provided the revenue-share of BGI under this Agreement shall be passed-on to the current shareholders of BGI, namely Emerging Power, Inc. (EPI) for 60% (parent company of BGI) and Biliran Geothermal Holdings, Inc. (BGHI) for 40%.

17.6 No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the Parties. Nothing in this Agreement shall be construed to create any duty to, standard of care with reference to, any liability to, or any right of suit or action in, any person not a Party to this Agreement.

17.7 Independent Contractor. Nothing herein contained shall be read or construed so as to make the Parties partners, joint venture partners, agents or legal representatives of the other for any purpose whatsoever, nor shall anything herein contained be read or construed to in any way restrict the freedom of any Party to conduct any business or activity whatsoever, free of any accountability to the other Party, provided that such business or activity does not breach or result in a default of that Party's duties and obligations hereunder. Unless expressly provided in this Agreement to the contrary or unless so agreed to in writing, no Party shall have the express or implied authority to act for, or to assume or create any obligation or responsibility on behalf of the other Party or in the name of the other Party or to bind the other Party in any manner or thing whatsoever.

17.9 Affirmation. SRE declares and affirms that it has not paid nor has it undertaken to pay any commission, bribe, pay-off or kick-back and that it has not in any other way or manner paid any sums, whether in Filipino currency or foreign currency and whether in the Philippines or abroad, or in any other manner given or offered to give any gifts and presents in the Philippines or abroad, to any person or BGI and, generally, has not made any payment or accepted any gift or in any way whatsoever acted in breach of any obligation, prohibition or requirement of any anti-graft laws or bribery laws in the country of jurisdiction of SRE, to procure this Agreement. SRE undertakes not to engage in any of the said or similar acts during the term of, and relative to, this Agreement.

BGI declares and affirms that it has not paid nor has it undertaken to pay any commission, bribe, pay-off or kick-back and that it has not in any other way or manner paid any sums, whether in Filipino currency or foreign currency and whether in the Philippines or abroad, or in any other manner given or offered to give any gifts and presents in the Philippines or abroad, to any person or SRE and generally, has not made any payment or accepted any gift or in any way whatsoever acted in breach of any obligation, prohibition or requirement of any Philippine Laws on bribery/corruption to procure this Agreement. BGI undertakes not to engage in any of the said or similar acts during the term of, and relative to, this Agreement.

17.10 Data Processing Obligations. The Parties shall comply with all the requirements of law, particularly the Data Privacy Act of 2012 and its implementing rules and regulations, in the collection, processing, retention and/or sharing of personal information and sensitive personal information of any data subject relative to its performance of its obligations under this Agreement.

17.11. Code of Corporate Governance. SRE recognizes BGI's Code of Corporate Governance and upon the execution and throughout the Term of this Agreement it shall abide and comply with the said Code of Corporate Governance. In case of failure to comply therein, BGI may terminate this Agreement.

17.12. Data Privacy. The Parties may, in the course of this Agreement, give and/or receive personal information protected under data privacy laws. The receiving Party agrees and undertakes to comply with and have adequate measures in place to ensure that it and its employees, agents or representatives shall comply at all times with the provisions of and obligations imposed under the applicable data privacy laws of the Philippines, as may be promulgated and/or amended from time to time. By agreeing to execute and enter into this Agreement, the receiving Party agrees and undertakes that it shall use and process any personal data or information that may be disclosed by the disclosing Party for purposes relevant to the Agreement. The receiving Party agrees and undertakes to hold the disclosing Party free and harmless from liability arising from the receiving Party's failure to comply with its obligations under this Agreement.

17.13. Survival. Notwithstanding anything to the contrary contained in this Agreement, where applicable, the rights and obligations set forth in this Sections 10, 11, 12, 13, 15 and 17.4 shall survive the termination of this Agreement.

17.14 Governing Law. The rights and obligations of the Parties under or pursuant to this Agreement shall be governed by and construed according to the laws of the Philippines.

(signature page follows)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day, month and year first mentioned above.

Signed for and on behalf of Symba Renewable Energy Ehf

K. REGINALD FUBARA
Chief Executive Officer

Signed for and on behalf of Biliran Geothermal Inc.

MARTIN ANTONIO G. ZAMORA
President

RONALDO D. IBASCO
Treasurer/COO

KINGDOM UNITED KINGDOM
~~REPUBLI~~C OF THE ~~PHILIPPINES~~)
CITY of LONDON) S.S.

ACKNOWLEDGMENT

BEFORE ME, a Notary Public for the UNITED KINGDOM, this 24TH day of JUNE 2021, personally appeared the following:

Name	Government Issued ID	Expiry Date
KALADA REGINALD FUBARA	UK PPT #538861694	20 OCT 2027

known to me and to me known to be the same person who executed the foregoing instrument and acknowledged before me that the same is his own free act and voluntary deed and that of the corporation which he represents.

WITNESS MY HAND AND SEAL on the date and at the place first above written.

Doc. No. ____;
Page No. ____;
Book No. ____;
Series of 2021.

Jessica E S Pay
Notary Public
15 Golders Green Crescent
London NW11 8LA
+4420 8455 8366

JESSICA ELIZABETH SARAH PAY · NOTARY PUBLIC

REPUBLIC OF THE PHILIPPINES)
TAGUIG CITY) S.S.

ACKNOWLEDGMENT

BEFORE ME, a Notary Public, for and in TAGUIG CITY City, this _ day of JUL 02 2021, personally appeared the following:

Name	Competent Evidence of Identity	Date Issued/Place of Issuance
MARTIN ANTONIO G. ZAMORA	Passport No: P5236537B	18 June 2020/DFA NCR EAST
RONALDO D. IBASCO	Passport No: P7585274A	19 June 2018/DFA NCR EAST

known to me to be the same person who executed the foregoing instrument and acknowledged before me that the same is their free act and voluntary deed and that of the corporation which they represent.

WITNESS MY HAND AND SEAL on the date and at the place first above written.

CHRISTINE JOANNE F. DE CLARO-NAVARRO
Appointment No. 53 (2020-2021)
Notary Public for and in the City of Taguig
Until December 31, 2021
Roll No. 55216
PTR No. A-5195017 / 26 April 2021 / Taguig City
IBP Life Member Roll No. 018905 / OR No. 032319 / 05 Feb 2018
MCLE Compliance No. VI-0019624, until 14 April 2022
28F NAC Tower, 32nd St., BGC, Taguig City

Doc. No.: 308;
Page No.: 63;
Book No.: 2;
Series of 2021

SCHEDULE A

DEFINED TERMS

"ASME PTC6 Performance Standard Code" – shall mean the "American Society of Mechanical Engineers" Performance Test Code 6 for Steam Turbines.

"Abandonment" - Either (a) the cessation of substantially all activities relating to the design, construction and installation of the Geothermal Facilities, as appropriate, or (b) the physical absence of or inability to perform the obligations or any portion thereof under the Agreement, without justifiable reason, by SRE from the site of the Project for at least thirty (30) consecutive days during a period when the Project is undergoing the design, construction, installation, testing and commissioning, of all or substantially all of the technical employees of SRE and its contractors in either case (a) or (b). This definition does not apply in cases of force majeure.

"Bileco Distribution Lines or the Bileco Lines " - The 13.2kV electric distribution line of the Biliran Electric Cooperative, Inc. (Bileco) that interconnect the Project to the Off-taker's Grid. This includes all the equipment that measures capacity and energy output from the Project, as well as the associated protection equipment.

"Biliran Electric Cooperative, Inc., or Bileco"- is a non-stock and non-profit Electric Cooperative created and existing by virtue of Presidential Decree No. 269 (CREATING THE "NATIONAL ELECTRIFICATION ADMINISTRATION" AS A CORPORATION, PRESCRIBING ITS POWERS AND ACTIVITIES, APPROPRIATING THE NECESSARY FUNDS THEREFOR AND DECLARING A NATIONAL POLICY OBJECTIVE FOR THE TOTAL ELECTRIFICATION OF THE PHILIPPINES ON AN AREA COVERAGE SERVICE BASIS, THE ORGANIZATION, PROMOTION AND DEVELOPMENT OF ELECTRIC COOPERATIVES TO ATTAIN THE SAID OBJECTIVE, PRESCRIBING TERMS AND CONDITIONS FOR THEIR OPERATIONS, THE REPEAL OF REPUBLIC ACT NO. 6038, AND FOR OTHER PURPOSES)

"Change in Control of BGI" – refers to change in ownership of Biliran Holdings, Inc. (BHI) in BGI to go below fifty one percent (51%) of its outstanding capital stock, or cause or allow a change in the control of at least a majority of BGI's board of directors. For avoidance of doubt, majority shall mean fifty percent plus 1 members of the board of directors;

"Commercial Operations Date (COD)" - The date on which the Project actually and successfully completes the test operations and commissioning (subject to final acceptance by BGI of the Project) which is agreed to be nine (9) months from the execution of this Agreement.

"Dismantling, Decommissioning and Disposal Plan" – means the detailed plans by SRE to remove, dismantle, decommission and/or dispose all the works including all equipment and structures located in the Project Site in order to restore the Project Site into its original condition, including remediation of any subsurface contamination caused by the construction or operations of the Geothermal Facility.

"Force Majeure" - An event or occurrence specified in Section 11 (Force Majeure).

"Geothermal Wells" – The geothermal wells, well dosing equipment, produced geothermal resource, reservoir management and wellhead equipment.

"Geothermal Facility" – shall consist of BGI's established facilities and existing geothermal wells within the contract area covered by the Service Contract, and geothermal facility and any and all associated equipment, machineries, appurtenances, fixtures attached thereto after completion of the Project located within BGI's geothermal Project Site.

"Government" - The lawful government of the country in which the Project is located.

"Interconnection Point" – refers to the associated 13.2 kV transmission line required to connect the project to the Bileco system is approximately 1 circuit-kilometer from the Project site to the point of connection (POC) at a tap-in scheme through existing Naval and Caibiran feeder.

"Liquidator" - Person duly appointed by a court, members or shareholders of SRE or BGI, or creditors of SRE or BGI for the purpose of winding up, respectively, SRE's or BGI's operations.

"Off-taker's Grid" - BGI's system of transmission or distribution facilities on BGI's side of the Interconnection Point, through which Net Energy Output of the Project will be sold by BGI to users of electricity.

"Project" – refer to the Geothermal Facility and Bileco Lines and all associated facilities under this Agreement to be financed, designed, constructed, installed and transferred by SRE to BGI.

"Project Extension" – refers to the further development by SRE of geothermal powerplant other than the Project, by financing the drilling of new geothermal wells within the Biliran geothermal license area and the construction of new geothermal powerplant using the newly drilled geothermal wells and the construction of an approximately 16km transmission line for the interconnection of the new geothermal powerplant to the existing Biliran substation.

"Project Site" – shall refer to the project sites of the Geothermal Facility and the Bileco's existing 13.2kV distribution lines which shall be constructed, rehabilitated and upgraded by SRE, both located in Sitio Pulang Yuta, Brgy. Cabibihan, Municipality of Caibiran, Biliran Province.

"Prudent Off-taker Practice" - The practices generally followed by the electric off-taker industry in the Philippines with respect to the design, construction, operation, and maintenance of electric generating, transmission, and distribution facilities, including, but not limited to, the engineering, operating, and safety practices generally followed by such off-taker industries; provided that such practices must be relevant and applicable to the management and operation of a geothermal powerplant.

"Prudent Utility Practices" - means the practices, methods and acts engaged in or accepted by a significant portion of the international electric generating industry for facilities similarly situated to the Geothermal Facility that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that reasonably should have been known at the time a decision was made, would be expected to accomplish the desired result in respect of the design, engineering, construction, operation and maintenance of electric generating equipment and related equipment of the type applicable to the Geothermal Facility, in a manner consistent with the applicable Law, applicable Consents, reliability, safety, economy, environmental protection and the construction, operation and maintenance standards recommended by the Geothermal Facility's equipment suppliers and manufacturers.

"Relevant Consents" - Any approval, consent, authorization or other requirement that is required from the government or any public sector entity under the applicable laws with respect to the Project.

SCHEDULE B

CALCULATION OF PAYMENTS

Formula:

MONTHLY FEES =	**60% of OI**	
OI =	**RCM** **Less: Taxes** **Less: OMPP** **Less: OMGW** **Less: OMFMS** **Less: OMTS**	
PAYMENT OF FEES =	**OI x CR**	**Payment of fees shall be proportionate to the amount of fees collected**
CR =	**CCM divided by RCM**	

Where:

RCM =	**Revenues Current Month**
CCM =	**Collections Current Month**
Taxes =	**Valued Added Taxes, Withholding Taxes, other Taxes**
OMPP =	**Operating and Maintenance (O&M) Costs for Power Plant**
OMGW =	**Operating and Maintenance (O&M) Costs for Geothermal Wells**
OMFMS =	**Operating and Maintenance (O&M) Costs for Fluid Management System**
OMTS =	**Operating and Maintenance (O&M) Costs for Transmission and Substation**
OI =	**Operating Income**
CR =	**Collection Ratio for Current Month**

Should there be Operating Loss for a given month, 60% of the Operating Loss shall be netted out from succeeding Monthly Fees. As such, Monthly Fees due to SRE shall be equivalent to 60% of the monthly Operating Income less cumulative prior periods' equivalent 60% share in the loss and net of deductions of statutory withholding taxes and other applicable taxes imposed under Philippine laws. Should the prior month's operating loss exceed the 60% of the operating profit for the period, the excess will be carried over as part of the succeeding period's' share in loss and SRE's fees will recommence only once all cumulative share in the loss are fully deducted from cumulative operating profit of the Project.

SCHEDULE C

TESTING AND COMMISSIONING

SRE shall, at its own expense, carry out the testing and commissioning of the Project and the connecting transmission infrastructure in accordance with the provisions of this Schedule C, the specifications set out in Schedule D (Technical Specifications), and Prudent Off-taker Practice. BGI shall be given five (5) days prior written notice of any testing or commissioning procedure and BGI shall be entitled to have representatives present for purposes of observing any such procedures and may give comments and suggestions, if any. If BGI representatives are unable to attend for any reason, the testing may proceed without BGI.

SCHEDULE D

TECHNICAL SPECIFICATIONS

To be provided during the detailed design phase, however all designs will comply with all expected standards in the Philippines.

Technical Dimensions

1. Turbine inlet pressure

6.5 bar (g)

Plant Performance

1. Steam Flow rate requirement

6.2 kg/s steam

Plant Power output

1. Phased development of 5MW, starting with 2.5MW by 31st January 2022 and 5MW before 30th July 2022.

2. Initial Transformer, protection equipment, plant control system and electrical panels installed by 31st January 2022 will be for 5MW

Governing Valve

1. Always at fully open

2. Throttled - Generally fully open for rated inlet steam flow. However, during part load operation, throttling varies approximately 60-80%

Plant heat rate

1. 1MW: 4441.22 kJoules/kWh

Turbine efficiency

1MW: 80.3%

Protection Equipment

Turbine Safety Devices:

1. Over speed trip.
2. Low lube oil pressure trip.
3. Solenoid trip (Remote Operated).
4. Manual trip knob on turbine.
5. Axial movement trip.
6. High Bearing Temp. Trip.
7. Low control oil pressure trip
8. Vibration probes for High speed train.

Electrical Systems Protection Devices:

1. 13.8 kV Generator Incomer Panel Motorized draw out type Vacuum Circuit Breaker

2. Generator Protection Relay, Metering cum Synchronizing Panel:

   Comprising of numerical MICOM Relay P343/Easygen

OR

   i. Over Current Protection Relay - 1 No.
   ii. Over Voltage Protection Relay - 1 No.
   iii. Differential Protection Relay - 1 No.
   iv. Under Voltage Relay - 1 No.
   v. Master Trip Relay - 1 No.
   vi. Reverse Power Relay - 1 No.
   vii. Reverse Active Power Relay - 1 No.
   viii. Negative phase sequence Relay - 1 No.
   ix. Loss of Excitation Relay - 1 No.
   x. DC Supply supervision Relay - 1 No.
   xi. Stator Earth Fault Protection Relay - 1 No.
   xii. Under Frequency, Over Frequency & Rate of change of frequency - 1 No.
   xiii. PT fuse failure - 1 No.
   xiv. Trip coil supervisory - 1 No.

3. NGR Panel:
4. Lightening Arrestor, Surge Protection PT Panel
5. Emergency DC Battery and DC Distribution Panel

JOINT VENTURE AGREEMENT

This Joint Venture Agreement (the "Agreement") is made and entered into on this Sunday, September 14, 2025, by and between:

1. **HyOrc Corporation**, a company incorporated under the laws of the United States and listed on the OTC Markets, with its principal office located at 3050 Post Oak Blvd, Houston, TX, USA ("HyOrc");
2. **Start Lda**, a company incorporated in Portugal, with its principal office at Praça dos Combatentes, 116, 4570-522 Rates, Póvoa de Varzim, Portugal ("Start");

Individually referred to as a "Party" and collectively the "Parties".

1. Formation and Purpose

1.1 The Parties agree to incorporate a jointly owned company in Portugal (the "JV Company"), exclusively for the development, construction, operation, and scale-up of green methanol production facilities using Refuse-Derived Fuel (RDF).

1.2 The JV will commence with a 35 TPD RDF processing pilot project, producing approximately 8 TPD of methanol, and shall scale to multiple units with each unit capable of 80 TPD methanol production.

1.3 The JV will be exclusive to Portugal for a term of 10 years renewable by mutual consent. HyOrc may consider offering to Start Lda an extension of this exclusivity to other EU countries.

2. Equity Ownership, Board Constitution and Funding

2.1 Ownership of the JV shall be on a 50:50 basis.

2.2 Each party shall nominate 2 members to the Board. The Chair shall be one of the members from HyOrc but will not have a casting vote. In the event of a board deadlock the lead of each Party shall try resolution by good faith negotiations. If still deadlocked, then arbitration shall be invoked as defined in Clause 7.

2.3 If still deadlocked after arbitration, then either party can trigger an exit by offering to buy the other's shares at a set price. The other party must then either sell at that price or buy the offeror's shares at the same price per share.

2.4 The Managing Director of the JV Company shall be nominated by HyOrc.

2.5 All JV Board decisions shall be passed by simple majority, except those relating to corporate governance matters, asset allocation and funding, which require unanimous approval.

2.6 Both Parties shall contribute equally to funding the JV Company and its projects. HyOrc shall contribute in-kind technology assets and Start Lda shall contribute land as described in Section 3.

3. Contributions by the Parties

3.1 Start Lda shall contribute the following:
- Provision of suitable land for the pilot project and future expansions. Land Requirement: ~20,000 ft^2 for Phase 1.
- Securing all necessary environmental and statutory permits.
- Securing suitable supply of RDF specs required by HyOrc.
- Local infrastructure support, manpower, and logistics.
- Coordination with local and national stakeholders.

3.2 HyOrc shall contribute the following:
- One 35 TPD RDF gasifier unit (currently in factory, ready for deployment);
- One methanol synthesis reactor to convert 25 TPD of syngas to methanol;
- One HyOrc engine to utilize 10 TPD of syngas for onsite power generation;
- Engineering, integration, commissioning, and technology management.

3.3 HyOrc shall retain all intellectual property rights. The JV Company is granted a non-exclusive, royalty-free license to use the HyOrc IP within Portugal during the term of this Agreement.

4. Revenue and Profit Sharing

4.1 Profits from the JV Company shall be split 50:50 between the Parties after deduction of operating expenses and financing costs.

4.2 Any revenue earned from tipping fees, methanol, and pyrolysis oil sales shall accrue to the JV Company.

5. Lock-In, Exit, and Buyout

5.1 Each Party shall be locked into the JV for a minimum of three (3) years.

5.2 After three years, any Party may seek to exit or transfer its shares. The non-exiting Party shall have a right of first refusal.

5.3 If either Party seeks to exit, a fair market valuation shall be conducted, and a buyout mechanism shall be triggered with terms to be agreed.

5.4 No Party may transfer, assign, or otherwise dispose of its shares in the JV Company to any third party without the prior written consent of the other Party. Any attempted assignment or transfer in violation of this clause shall be null and void.

6. Milestones & Project Accountability

6.1 The Parties agree to the following target project milestones:

- Month 1: Site identification and submission of preliminary design layouts.
- Months 2–3: Land allocation by Start Lda and submission of permit applications.
- Months 4–6: Active progress on permitting and site preparation.
- Month 7: Equipment shipment and arrival on site.
- Months 8–9: Installation and commissioning of gasifier and associated systems.
- Month 10: Pilot facility fully operational.

6.2 The Parties agree that Phase 1 of the Project shall aim to be operational within ten (10) months of the Effective Date.
Start Lda shall be responsible for securing the site, submitting all permit applications, and initiating necessary local infrastructure within the first six (6) months from the Effective Date.
The Parties acknowledge that permitting may require more than six (6) months to complete, and shall work together in good faith to accelerate the process wherever possible.

In the event of unreasonable delay or failure to perform key responsibilities (e.g., land access, permitting progress, infrastructure), HyOrc reserves the right to assume full control of local execution and deduct all related expenditures from Start Lda's equity share in the JV.

For clarity, "HyOrc's additional expenditures" shall include any third-party consulting, engineering, legal, or permitting costs directly incurred as a result of Start Lda's default or delay.

7. Dispute Resolution and Governing Law

7.1 This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

7.2 Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration under the rules of the London Court of International Arbitration (LCIA). The seat of arbitration shall be London and the language shall be English.

8. Miscellaneous

8.1 This Agreement is binding and definitive.

8.2 Any amendments shall be in writing and signed by both Parties.

8.3 This Agreement may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Parties have executed this Joint Venture Agreement as of the date first above written.

Signed by:
Reginald Fubara
1D5701BB5EA14CA...

HyOrc Corporation
By: K. Reginald Fubara
Title: CEO
Date: September 15, 2025
Email: reginald@hyorc.com

Assinado por:
Francisco Ricardo Fontes Guerra da Mota
B4790107B9004EC...

Start Lda
By: Francisco Ricardo Fontes Guerra da Mota
Title: Managing Director
Date: September 15, 2025
Email: ricardo.mota@start.com.pt

Signed by:

7F8536C32D85477...

Start Lda
Mohammed Urfan
Director

mu@start.com.pt

SHAREHOLDERS' AGREEMENT of HyOrc Start Green Fuels, Lda

THIS AGREEMENT is made on Monday, 29 September 2025

BETWEEN:

1. **HyOrc Corporation**, a US public company (OTCID: HYOR), with offices at 3050 Post Oak Boulevard, Suite 510-Q60, Houston, Texas 77056 ("HyOrc"); and

2. **Start Lda**, a Portuguese company with registered offices at Praça dos Combatentes, 116, 4570-522 Rates, Póvoa de Varzim, Portugal, VAT No. PT515577561 ("Start").

Each a "Shareholder" and together the "Shareholders".

---

1. Incorporation and Purpose

1.1 The Shareholders have incorporated a Portuguese limited liability company named HyOrc Start Green Fuels, Lda ("Company").
1.2 The business of the Company shall be the exclusive development, financing, construction, ownership, and operation of waste-to-methanol projects in Portugal, beginning with a facility in Porto that can process 35 Tonnes Per Day (TPD) of Refuse Derived Fuel (RDF) which is processed Municipal Waste (MSW). The facility is expected to produce 8 TPD of methanol, with scaling plans to 80 TPD of methanol per site across multiple sites.
1.3 The Company shall be the exclusive vehicle for HyOrc's technology in Portugal for a period of ten (10) years, renewable by mutual agreement, subject to the Company's performance. The Company shall be the exclusive vehicle for the Shareholders to participate in the methanol business in Portugal for the period of the agreement.

---

2. Share Capital and Ownership

2.1 The issued share capital shall be owned as follows:

- HyOrc: 50%
- Start: 50%
  2.2 Further share issuances shall require unanimous shareholder approval.

---

3. Governance and Board

3.1 The Board shall consist of four (4) directors, with each Shareholder entitled to appoint two.
3.2 HyOrc shall appoint the Managing Director of the Company.
3.3 Decisions of the Board shall be made by simple majority, except for Reserved Matters.
3,4 An independent director will be selected as Chair of the Board by unanimous agreement of the Shareholders. The Chair shall preside over meetings of the Board but shall not have a casting vote.
3.5 **Reserved Matters** requiring unanimous approval include:

- Changes to share capital
- Major financing or loans
- Asset allocation or disposal above €500,000
- Amendments to the Business Plan
- Licensing or transfer of intellectual property
- Liquidation, winding up, or change of control

---

4. Funding and Contributions

4.1 Each Shareholder shall contribute to the funding requirements for the pilot project as follows:

4.2 HyOrc shall contribute:

- One 35 TPD RDF gasifier unit (currently in factory, ready for deployment)
- Methanol synthesis reactor to convert 25 TPD of syngas into methanol
- One HyOrc engine (350 kW) to consume 10 TPD syngas for site electricity
- Technology integration, engineering, and commissioning expertise

4.3 Start shall contribute:

- Land, site preparation, and permitting responsibilities
- Local infrastructure, utilities, and workforce mobilisation

- Political, regulatory, and community support

4.4 The JV Company shall seek additional funding for expansion phases, including debt finance, government incentives, and grants. The Shareholders shall cooperate in securing such funding, but neither Party shall be obligated to provide additional equity beyond their agreed pilot contributions unless mutually agreed.

---

5. Intellectual Property

5.1 All intellectual property remains the property of HyOrc.
5.2 The Company is granted a non-exclusive, royalty-free license to use HyOrc IP strictly within Portugal during the period of the Agreement
5.3 No sublicensing or use outside Portugal is permitted without HyOrc's written consent.

---

6. Milestones & Accountability

6.1 Target Milestones:

- Month 3: Site identification and preliminary design layouts
- Month 6: Land allocation and permit applications submitted
- Month 12: Permits secured and site ready for deployment
- Month 14: Equipment shipped to site
- Month 18: Pilot facility operational

6.2 Start shall be responsible for site, permits, and infrastructure.
6.3 If Start fails to perform within timelines, HyOrc may assume control of local execution. All additional costs shall be deducted from Start's equity share.

---

7. Profit Distribution

7.1 Net profits shall be distributed 50/50 annually, after payment of taxes and satisfaction of debt obligations.

7.2 Any decision to retain earnings for reinvestment, rather than distribute them, shall require the unanimous approval of the Board of Directors.

8. Lock-In and Transfer Restrictions

8.1 Each Shareholder is locked in for three (3) years from COD of the 35 TPD facility.
8.2 No shares may be transferred without the consent of the other Shareholder.
8.3 Transfers are subject to Right of First Refusal, Tag-Along and Drag-Along rights.

9. Exit and Buyout

9.1 After the lock-in, either Shareholder may initiate a buyout based on independent third-party valuation or EBITDA multiple.
9.2 In case of deadlock, a Russian Roulette buy-sell mechanism applies.
9.3 Russian Roulette Mechanism:

(a) A "Deadlock" shall be deemed to exist if the Shareholders or the Board are unable to reach agreement on any Reserved Matter or other material decision of the Company within thirty (30) days of such matter being formally tabled for decision.

(b) In the event of a Deadlock, either Shareholder (the "Offeror") may serve a written notice on the other Shareholder (the "Offeree") offering either to purchase all of the Offeree's Shares or to sell all of its own Shares at a specified price per Share (the "Offer Price").

(c) Within thirty (30) days of receipt of such notice, the Offeree shall elect, by written notice to the Offeror, either to:
(i) sell all of its Shares to the Offeror at the Offer Price; or
(ii) purchase all of the Offeror's Shares at the Offer Price.

(d) If the Offeree fails to make such election within the thirty (30) day period, it shall be deemed to have elected to sell all of its Shares to the Offeror at the Offer Price.

(e) Completion of the transfer of Shares pursuant to this clause shall take place within sixty (60) days of the Offeree's election (or deemed election), against payment of the Offer Price in full.

(f) The Offeror shall not make an offer under this clause unless it has a genuine and demonstrable ability to complete the transaction at the Offer Price.

(g) Only one Russian Roulette process may be conducted at any time. The first valid notice served shall prevail, and no further notice may be served until that process is concluded.

(h) If both Shareholders serve a valid notice within the same seven (7) day period, the Shareholder whose notice was received first shall have priority. If notices are received on the same day, the matter shall automatically convert into a sealed bid process administered by an independent auditor or law firm agreed between the Parties, with the higher bid per Share prevailing.

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10. Confidentiality

10.1 Each Shareholder shall keep all technical, financial, and operational information confidential for a period of five (5) years after termination of this Agreement.

---

11. Governing Law and Dispute Resolution

11.1 This Agreement shall be governed by the laws of England and Wales.
11.2 Any dispute shall be resolved by arbitration under LCIA Rules, seated in London, in English.

---

12. Miscellaneous

12.1 This Agreement, together with its Schedules and any documents expressly referred to in it, constitutes the entire agreement and understanding between the Parties in relation to the subject matter of this Agreement and supersedes and extinguishes all previous drafts, agreements, arrangements, understandings, or representations (whether written or oral) between them relating to the same subject matter.

Each Party acknowledges and agrees that:
(a) in entering into this Agreement it has not relied on, and shall have no remedies in respect of, any statement, representation, assurance, or warranty (whether made innocently or negligently) that is not expressly set out in this Agreement; and
(b) no Party shall have any claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this Agreement.

Nothing in this clause shall limit or exclude any liability for fraud or fraudulent misrepresentation.

12.2 Amendments must be in writing and signed by both Shareholders.
12.3 This Agreement may be executed in counterparts and electronically.

EXECUTION

Signed for and on behalf of **HyOrc Corporation**

K. Reginald Fubara, CEO

Signed by:
Reginald Fubara
1D5701BB5EA14CA...

Signed for and on behalf of **Start Lda**

Mohammed Urfan, Director

Signed by:
Mohammed Urfan
7F8536C32D85477...

Ricardo Mota, Director

Assinado por:
Francisco Ricardo Fontes Guerra da Mota
B4790107B9004EC...